Exhibit 10.01

LEASE AGREEMENT

BETWEEN

EPC-IBP 16, LLC

AND

REACHLOCAL, INC.

BASIC LEASE INFORMATION

Lease Date:	June 17, 2013

Tenant:	REACHLOCAL, INC., a Delaware corporation

Tenant’s Address:	ReachLocal, Inc.
21700 Oxnard Street, Suite 1600
Woodland Hills, CA 91367
Attn: Adam F. Wergeles, General Counsel

With a copy to:
ReachLocal, Inc
At the address for the Premises
Attn: Glynn Patin

Landlord:	EPC-IBP 16, LLC, a Texas limited liability company

Landlord’s Address:	Billingsley Property Services, Inc.
1722 Routh Street, Suite 1313
Dallas, Texas 75201
Attention: Office Asset Manager
Telephone: (214) 270-1000

With a copy to:
Billingsley Property Services, Inc.
1722 Routh Street, Suite 1313
Dallas, Texas 75201
Attention: Legal Department
Telephone: (214) 270-1000

Premises:

That certain space depicted and labeled as “ReachLocal Tenant Space” in EXHIBIT A-1 hereto, in the building to be constructed by Landlord and to be known as IBP XVI (the “Building”), to be located on land whose street address is likely to be 6111 W. Plano Parkway, Plano, Texas, as such land is more particularly described in EXHIBIT A-2 (the “Land”). The Building and Land together comprise the “Project”. The Premises shall contain approximately 100,000 square feet of rentable area (“Total Premises Rentable Square Feet,” or singularly “Premises Rentable Square Foot”). The Building is expected to contain approximately 181,711 of total square feet of rentable area (“Total Building Rentable Square Feet”).

Commencement Date:

The earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) the 120th day after the Premises are tendered to Tenant for the commencement of Tenant’s Work (with Landlord’s Work complete to a degree that the remaining items of Landlord’s Work will not materially interfere with Tenant’s Work as jointly determined by Landlord and Tenant’s Representative designated in EXHIBIT D attached hereto; which for purposes of clarification is intended to occur approximately 30 days prior to Substantial Completion of Landlord’s Work), provided that such 120-day period shall be extended day-for-day for any Landlord Delay Days. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about April 1, 2014 (the “Estimated Delivery Date”). The Estimated Delivery Date, as extended day-for-day for any (i) Tenant Delay Days, (ii) days of force majeure delay to Landlord’s Work, provided that Landlord delivers written notice of such delay to Tenant within five (5) days following the occurrence of the delay, and (iii) each day after March 31, 2013 that elapses until this Lease is fully executed and delivered, is referred to as the “Adjusted Estimated Delivery Date”. “Tenant Delay Day” means each day of delay in the performance of Landlord’s Work that occurs because (a) Tenant fails to attend (either in person or via telephone conference) any scheduled meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required hereunder in connection with the preparation or completion of any construction documents, or in connection with the performance of Landlord's Work, so long as Tenant receives reasonable prior notice of such meeting (which notice may be electronic), or (b) because a Tenant Party otherwise delays completion of Landlord’s Work, in either case provided that Landlord delivers written notice of such delay to Tenant within two business days following the occurrence of the delay. “Landlord Delay Day” means each day of the delay in the performance of Tenant’s Work that occurs because (a) Landlord fails to attend any scheduled meeting with Tenant, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required hereunder in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, or (b) because a Landlord Party otherwise delays completion of Tenant’s Work, in either case provided that Tenant delivers written notice of such delay to Landlord within two business days following the occurrence of the delay.

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Term:	Commencing on the Commencement Date and ending at 5:00 p.m. on the last day of the 120th full calendar month thereafter (the “Expiration Date”), subject to extension as provided in the Lease.

Basic Rental:

Period	Basic Annual Rental Per Square Foot of Rentable Area	Monthly Basic Rental
Lease Months 1-12	$14.21 NNN	$118,416.67
Lease Months 13-24	$14.71 NNN	$122,583.33
Lease Months 25-36	$15.21 NNN	$126,750.00
Lease Months 37-48	$15.71 NNN	$130,916.67
Lease Months 49-60	$16.21 NNN	$135,083.33
Lease Months 61-72	$16.71 NNN	$139,250.00
Lease Months 73-84	$17.21 NNN	$143,416.67
Lease Months 85-96	$17.71 NNN	$147,583.33
Lease Months 97-108	$18.21 NNN	$151,750.00
Lease Months 109-120	$18.71 NNN	$155,916.67

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rental rate applicable for such partial month).

Security Deposit:	$411,500.00 due upon Commencement of Construction (defined herein).

Rent:	Basic Rental, Tenant’s Proportionate Share of Electrical Costs, Tenant’s Proportionate Share of Basic Cost, and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:	General office use any other lawful purpose common to and suitable for Comparable Buildings.

Tenant’s Proportionate Share:	55.0324% (which is the percentage obtained by dividing the Total Premises Rentable Square Feet by the Total Building Rentable Square Feet.

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Construction Allowance:	$40.00 per Rentable Premises Square Foot, as more particularly described in EXHIBIT D hereto

Comparable Buildings:

As used herein or in the Lease, the term “Comparable Buildings” shall mean those low-rise suburban, multi-tenant, commercial office buildings completed on or after January 1, 2008, which are comparable to the Building in size, design, quality, use, and tenant mix, and which are located in the same market area (i.e., Plano area North of Frankford, East of I-35E, West of Preston Road and South of State Hwy. 121).

Common Area:

Tenant shall have the non-exclusive right to utilize all areas and facilities within the Building and within the exterior boundaries of the Project that are provided by Landlord for the general use and convenience of Tenant and the other tenants of the Project, including stairways, elevators, driveways, parking areas, courtyards and walkways as same may exist from time to time (the “Common Area”).

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The foregoing Basic Lease Information is incorporated into and made a part of the related lease (the “Lease”). If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:

EPC – IBP 16, LLC, a Texas limited liability company
By:	EPC Exchange Corporation, a Washington corporation, its Sole Member

By: /s/ Kenneth D. Mabry
Name: Kenneth D. Mabry
Title: Manager

TENANT:

REACHLOCAL, INC.,a Delaware corporation

By: /s/ Ross G. Landsbaum
Name: Ross G. Landsbaum
Title: CFO

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THIS LEASE AGREEMENT (this “Lease”) is entered into as of June 17, 2013 between EPC – IBP 16, LLC, a Texas limited liability company (“Landlord”), and REACHLOCAL, INC., a Delaware corporation (“Tenant”).

1.     Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. To the extent of any conflict between the Basic Lease Information and any provision contained in this Lease, this Lease shall control.

2.     Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. The rights conveyed herein shall also permit Tenant, at all times during the Term, to use, at no cost additional or fee to Tenant, its Proportionate Share of all risers, raceways and plenum areas, for Tenant’s wiring and cabling and any conduit or connectors associated therewith.

3.     Term; Landlord’s Work; Tender of Possession.

(a)     Generally. The Term shall commence upon the Commencement Date (as defined in the Basic Lease Information) and end at 5:00 p.m. on the Expiration Date, subject to renewal as provided in EXHIBIT E.

(b)     Landlord’s Work; Tender of Possession. Landlord shall diligently pursue Substantial Completion of Landlord’s Work. As used herein, the phrase “Substantial Completion of Landlord’s Work” (and derivations thereof) means that Landlord’s construction of the base building improvements in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with EXHIBIT I. Substantial Completion of Landlord’s Work shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord, provided that Landlord and Tenant’s Representative (designated in EXHIBIT D attached hereto) jointly determine such remaining Landlord’s Work can be (i) performed without material interruption of Tenant’s Work, and (ii) completed within thirty (30) days following Substantial Completion of Landlord’s Work subject only to minor punch-list items which do not materially interfere with the completion of Tenant’s Work or the use and occupancy of the Premises. Landlord shall use reasonable efforts to complete any punchlist items within thirty (30) days following receipt of the punchlist. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to Landlord’s repair of latent defects and Landlord's completion of any related punch-list items. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested same, a letter confirming (1) the Commencement Date, (2) the size of the Premises and the Building, (3) that Tenant has accepted the Premises, and (4) that Landlord has performed all of its obligations with respect to the Premises.

(c)     Abated Rent for Late Delivery of Premises. Landlord hereby covenants and agrees to complete the construction of Landlord’s Work in a good and workmanlike manner substantially in accordance with EXHIBIT I, and in compliance with all applicable legal requirements as such requirements existed the time of delivery to Tenant. If Landlord fails to achieve Substantial Completion of Landlord’s Work on or prior to the date that is 30 days after the Adjusted Estimated Delivery Date, Tenant’s obligation to pay Rent for the Premises shall be abated one and one-half days for each day after the 30th day after the Adjusted Estimated Delivery Date that Landlord fails to achieve Substantial Completion of Landlord’s Work. By way of example, if Landlord achieves Substantial Completion of the Landlord’s Work on the 35th day after the Adjusted Estimated Delivery Date, Tenant’s obligation to pay Rent shall be abated for seven and one half total days (that is, one and one-half days for each of the five days of delay). Tenant shall have the right to periodically inspect Landlord’s Work to confirm completion pursuant to the approved plans so long as (i) Tenant provides Landlord with reasonable prior notice of such inspection, and (ii) such inspections do not interfere with the performance of Landlord’s Work.

(d)     Tenant Termination Right for Late Delivery. If Landlord does not achieve Substantial Completion of Landlord’s Work on or prior to the date that is 120 days after the Adjusted Estimated Delivery Date, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee within 30 days following the expiration of such 120-day period and prior to the date upon which Landlord Substantially Completes Landlord’s Work. Such termination shall be effective as of the date of Tenant’s termination notice, subject to the remainder of this Section 3(d). If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto. Notwithstanding the foregoing, if upon the receipt of Tenant’s written election to terminate this Lease as provided in this Section 3(d), Landlord reasonably believes it can Substantially Complete Landlord’s Work within 30 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such work and, provided Landlord Substantially Completes Landlord’s Work within such 30-day period, Tenant’s election to terminate shall be null and void.

(e)     Tenant Termination Right for Late Start of Construction. Provided Tenant has executed this Lease by March 31, 2013 and Commencement of Construction has not occurred by August 15, 2013, Tenant, at Tenant’s sole discretion, may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee within ten days following August 15, 2013. If the Tenant signs the Lease later than March 31, 2013, the August 15, 2013 date shall be extended on a day for day basis for every day past March 31, 2013 until this Lease is fully executed. Such termination shall be effective as of the date of Tenant’s termination notice. If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto.

(f)     Measurement. Landlord’s architect shall measure the Building based on the final approved construction documents used to construct the Building. Said measurement shall be calculated using the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010. The Basic Lease Information shall be updated to incorporate the results of such measurement. In connection with any renewal or extension of the Term hereof, Landlord may elect to again measure the Premises.

(g)     Remeasurement. If either party so requests in writing within ninety (90) days following Substantial Completion of Landlord’s Work, the area of the Premises or the Building shall be remeasured, at the requesting party’s cost, by an engineer or architect reasonably satisfactory to both parties using the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010. If neither party elects to remeasure the Premises pursuant to this Section 3(g), the Total Premises Rentable Square Feet stipulated in the Basic Lease Information (as updated pursuant to Section 3(f)) shall be fully applicable and binding on the parties.

4.     Rent.

(a)     Payment. Tenant shall timely pay to Landlord the Rent without deduction or set off (except as otherwise expressly provided herein), at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first full monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of each succeeding calendar month during the Term. Basic Rental for any partial month at the beginning or end of the Term shall be prorated based upon the number of days within the Term during the partial month multiplied by 1/365 of the then current annual Basic Rental and shall be due on or before the fifth business day immediately preceding the Commencement Date, or first day of the last calendar month of the Term, as applicable.

(b)     Electrical Costs. Tenant shall pay to Landlord (collectively, the “Electrical Costs”): (i) Tenant’s Proportionate Share of the cost of electricity utilized for the Common Area, (ii) Tenant’s usage of electricity for any portion of the Premises which includes an entire wing within the Building measured by a submeter converted to the utility rate set by the applicable utility provider applicable to such usage; and (iii) with respect to portions of the Premises within any multi-tenant wing of the Building, Tenant’s Proportionate Share of the cost of electricity utilized for such wing of the Building. The costs of electricity used to calculate the electrical costs shall not include the cost of any electrical use payable by another tenant of the Building on account of that Tenant’s specific use that is in excess of that Tenant’s Proportionate Share, nor shall it include any mark-up of such cost by Landlord. Such amount shall be payable monthly based on Landlord’s reasonable estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter. From time to time, Landlord may estimate and re-estimate the Electrical Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Electrical Costs as estimated by Landlord.

(c)     Annual Electrical Cost Statement. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the “Annual Electrical Cost Statement”) for the previous year, which shall include a reconciliation of the actual amount Tenant owes for its share of Electrical Costs against the estimated amount collected from Tenant. If such reconciliation shows that Tenant paid more than owed, then Landlord shall reimburse Tenant by check or cash for such excess within thirty (30) days after delivery of the Annual Electrical Cost Statement; conversely, if Tenant paid less than it owed, then Tenant shall pay Landlord such deficiency within thirty (30) days after delivery of the Annual Electrical Cost Statement.

(d)     Adjustments to Electrical Costs. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof; provided, however, that the total electrical charges to be paid by tenants of the Building shall not exceed the total amount paid by Landlord for the electricity for the Project.

(e)     Delinquent Payment. If any payment required by Tenant under this Lease is not paid within five (5) business days of when due as to Basic Rental, Tenant’s Proportionate Share of Electrical Costs, and Tenant’s Proportionate Share of Basic Cost, and within 30 days following Landlord’s written request therefor as to all other payments, Landlord may charge Tenant a fee equal to 5% of the delinquent payment (the “Late Charge”) to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. Notwithstanding the foregoing, the Late Charge shall not be charged with respect to the first occurrence during any 12-month period that Tenant fails to make a payment of Basic Rental, Tenant’s Proportionate Share of Electrical Costs, or Tenant’s Proportionate Share of Basic Cost when due, unless such payment is not made within five (5) business days after Landlord delivers written notice of such delinquency to Tenant.

(f)     Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property then Landlord and Tenant shall work together to ensure the applicable taxing authority reconciles their records to accurately reflect the tax liability; provided that if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) business days after Tenant receives written demand, that part of such taxes for which Tenant is primarily liable.

(g)     Basic Cost. Tenant shall pay Tenant’s Proportionate Share of Basic Cost, as defined in EXHIBIT C.

5.     Security Deposit. Contemporaneously with Commencement of Construction of the Building, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time upon notice to Tenant and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed to perform hereunder following the expiration of any applicable notice and cure period. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within thirty (30) days after the expiration of the Term, as may have been extended, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee and if the transferee provides written notice to Tenant accepting such Security Deposit, Landlord thereafter shall have no further liability for the return of the Security Deposit.

6.     Landlord’s Obligations.

(a)     Services; Maintenance. Landlord shall furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning in accordance with ASHRAE standards from 7 a.m. to 7 p.m. Monday through Friday and 8 a.m. to 1 p.m. on Saturday (except for Holidays) sufficient to maintain temperatures during these hours in the range of from 70 degrees Fahrenheit to 78 degrees Fahrenheit; (3) janitorial service to the Premises on weekdays other than Holidays (Landlord reserves the right to bill Tenant separately for extra janitorial service required for any special improvements installed by or at the request of Tenant) and such window washing as may from time to time in Landlord's judgment be reasonably required, such janitorial services to be generally in accordance with those services described on EXHIBIT G; (4) two (2) non-exclusive elevators for ingress and egress to the floors on which the Premises are located except that key card access may be installed at Tenant’s expense for full floors leased by Tenant (provided that Landlord shall at all times be provided with key cards or codes necessary to access such floors); (5) replacement of Building-standard light bulbs and fluorescent tubes within the Premises and Common Areas; and (6) electrical current (subject to Tenant’s obligation to pay its share of Electrical Costs as provided herein) pursuant to the specifications set forth in Section N of EXHIBIT I. If Tenant desires heat and air conditioning at any time other than times herein designated, such services shall be supplied to Tenant upon reasonable advance notice (which may be verbal and not less than four (4) hours in advance of when required) and Tenant shall pay to Landlord its actual per-hour cost for such service (including equipment depreciation and maintenance costs but only to the extent such costs are not included in the Basic Cost pursuant to EXHIBIT C) without mark-up (as reasonably calculated by Landlord), such amount being payable within thirty (30) days of receipt of an invoice therefor. Landlord's obligation to furnish services under this Section shall be subject to the rules, regulations and other conditions or requirements of the supplier of such services and any applicable governmental entity or agency. As used herein, the term “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, Christmas Day, any Monday following one of the foregoing holidays that occurs on a Sunday, and any Friday preceding one of the foregoing holidays that occurs on a Saturday.

(b)     Maintenance. Landlord shall maintain all shell construction items (including exterior and structural elements of the Building), Building’s Systems (defined below), and Building common areas including all common lobby areas, parking areas and landscaping, in good order and condition as customary for Comparable Buildings. “Building’s Systems” means all life-safety, electrical, plumbing, and air conditioning systems within the Building which were included in the shell construction; but such term shall exclude any improvements below the ceiling within the Premises (except in Shell Building core areas) including but not limited to appliances, fixtures and supplemental air systems, and other items not customary for office tenants in Comparable Buildings.

(c)     Excess Electrical Use. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, or other equipment that requires more than 120 volts, or other equipment whose electrical energy consumption exceeds normal office usage, through any existing feeders and risers serving the Building and the Premises. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 120 volts or otherwise exceeding the Building capacity of eight (8) watts per rentable square foot for lighting and equipment unless approved in advance by Landlord. The use of electricity in the Premises (excluding electricity for HVAC service) shall not exceed the capacity of existing feeders and risers to or wiring in the Premises which shall be designed and built to provide eight (8) watts per rentable square foot. Any risers or wiring required to meet Tenant's excess electrical requirements (in excess of eight (8) watts per rentable square foot for lighting and equipment) shall, upon Tenant's request, be installed by Landlord (unless otherwise agreed by Landlord) at Tenant's expense, if, in Landlord's reasonable judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, and Tenant shall reimburse Landlord for the reasonable cost of installing and maintaining a separate meter within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install or require Tenant to install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant. At the time of Tenant’s submission of plans and specifications for Landlord’s approval pursuant to Section 7 herein or EXHIBIT D to this Lease, Landlord and Tenant shall cooperate in good faith to identify any fixtures, equipment and/or appliances to be installed or placed in the Premises which fixtures, equipment or appliances would exceed eight (8) watts per rentable square foot of electrical use and consumption or would affect the temperature otherwise maintained by the air conditioning system.

(d)     Interruption of Services. If Tenant shall be unable to conduct business from the Premises in a manner reasonably comparable to Tenant’s normal conduct of business due to any failure or stoppage of critical services provided by Landlord (and under the control of Landlord) which failure or stoppage continues for three (3) consecutive business days after written notice from Tenant to Landlord which notice must be labeled "CONFIDENTIAL/URGENT" and alert Landlord to the possibility of a rental abatement pursuant to this Paragraph 6, and provided such unavailability was not caused by (i) Tenant or the employees, contractors, subcontractors or agents of Tenant, (ii) a governmental directive, (iii) the interruption of utility service by the local utility provider, or (iv) a cause outside of Landlord’s reasonable control, then Tenant shall be entitled to a reasonable abatement of Rent for each consecutive day after the third business day following Tenant’s notice that Tenant shall continue to unable to conduct business from the Premises in a manner reasonably comparable to Tenant’s normal conduct of business.

(e)     Intentionally Deleted.

(f)     Access. Subject to any Building rules and regulations, necessary repairs and maintenance, and any events beyond Landlord’s reasonable control which would prevent access, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. The Building shall include twenty-four (24) hour access by security card which cards shall be provided to Tenant upon payment of a $10 refundable deposit per card.

(g)     Security. Landlord shall provide to Tenant all security functions and services provided to the Building as set forth in EXHIBIT I including, but not limited to, card key access into the Building and security personnel on-site within International Business Park.

(h)     Tenant’s Security System. Tenant may, at its sole cost and expense, install an electronic card key system within the Premises, which must tie-in with Landlord’s access system. Tenant shall furnish Landlord with a copy of all key codes or access cards and Tenant shall ensure that Landlord shall have access to the Premises at all times subject to the provisions of Section 21(d) below. Additionally, Tenant shall ensure that such system shall comply with all laws, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, such system or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 10(c) hereof. Sections 7 and 19 of this Lease shall govern the installation, maintenance and Landlord’s removal rights with respect to such security system.

7.     Improvements; Alterations; Repairs; Maintenance.

(a)     Improvements; Alterations. Except as set forth below, no improvements or alterations in or upon the Premises, including not by limitation paint, wall coverings, floor coverings, light fixtures, window treatments, signs, advertising, or promotional lettering or other media, shall be installed or made by Tenant except in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed except that Landlord may withhold approval of any improvements or alterations which it determines, in its sole but reasonable opinion, will materially and adversely affect any structural or aesthetic (only to the extent visible from outside the Premises or common areas) aspect of the Building or Building’s Systems. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, alterations or physical additions to the Premises totaling less than $50,000 in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (A) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (B) the installation thereof does not require the issuance of any building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior or interior walls of the Building, and (C) such alterations, additions and improvements will not affect (i) the Building’s Structure or the Building’s Systems, (ii) the provision of services to other Building tenants, or (iii) the appearance of the Building’s common areas or the exterior of the Building. All improvements and alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall (i) comply with all applicable laws, ordinances, rules and regulations, and (ii) with the exception of trade fixtures and unattached equipment which may be removed by Tenant, be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant unless prior to installation, Tenant provides Landlord with written notice of all items which may be removed by Tenant and Landlord consents to such removal in advance. Such consent shall not be unreasonably withheld provided Landlord may condition such consent as it deems reasonably necessary including not by limitation requiring Tenant to replace any items upon removal with similar items comparable to any such items in the Building or, if not applicable, then Comparable Buildings. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Landlord warrants and agrees that it shall complete Landlord’s Work in compliance with all then applicable governmental laws, rules and regulations, including not by limitation the Disabilities Acts and the Texas Accessibility Standards (“TAS”) Article 9102, Texas Civil Statutes, The Administrative Rules of the Texas Department of Licensing and Regulation. Thereafter, notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for all costs incurred to cause the interior non-structural elements of the Premises to comply with any such laws, rules or regulations, including not by limitation the retrofit requirements of TAS, as may be amended.

(b)     Tenant Repairs; Maintenance. Except for those janitorial services to be provided by Landlord as expressly provided in this Lease, Tenant shall maintain its personal property and all improvements or alterations to the Premises other than those items included in shell construction (which shall be maintained by Landlord) in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises, normal wear and tear and casualty excepted. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Project caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within thirty (30) days after receipt by Tenant of a written demand from Landlord, or if such repairs or replacements cannot reasonably be made within a period of fifteen (15) days, if Tenant shall not commence to make such repairs or replacements within such 15-day period and thereafter diligently prosecute such repairs or replacements to completion, then Landlord, upon written notice to Tenant, may make the same and Tenant shall reimburse Landlord for the reasonable costs and expenses incurred by Landlord in making such repairs or replacements within thirty (30) days after Landlord has delivered to Tenant written invoices evidencing such costs.

(c)     Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors hired by Tenant and approved in writing by Landlord which approval may not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the structure of the Building, or plumbing, electrical lines, or other utility transmission facilities or Building mechanical systems. All such work which may affect the Building’s electrical, mechanical, plumbing or other systems must be approved by the Building's engineer of record who shall either be located in the Building, in International Business Park, or work for Landlord’s property management company, and shall be reasonably available to respond to any approvals.

(d)     Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

8.     Use.

(a)     Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises.

(b)     Landlord and Tenant agree that the population density within the Premises shall at no time exceed eight persons for each 1,000 square feet of rentable area located therein. If the population density within the Premises exceeds seven persons for each 1,000 square feet of rentable area located therein (the “Baseline Density”) during any calendar quarter during the Term (other than on a temporary basis for meetings and conferences), then Basic Rental shall be increased, prospectively, as follows:

If the population density in the Premises is (each a “Density Band”):	then the then-applicable Basic Annual Rental Per Square Foot of Rentable Area in the Premises shall be increased by:
greater than the Baseline Density but less than seven and one-half persons for each 1,000 square feet of rentable area	$0.17
equal to or greater than seven and one-half persons for each 1,000 square feet of rentable area, but less than eight persons for each 1,000 square feet of rentable area	$0.34

On the first day of each calendar quarter during the lease term, an officer of Tenant shall certify in a written letter to Landlord the then-current population density in the Premises, and, should such certification indicate a population density therein greater than the Baseline Density, then Tenant shall pay the applicable increased Basic Rental during such calendar quarter as set forth above. Under no circumstances shall Tenant be entitled to a downward adjustment of Basic Rental during the course of any calendar quarter; provided, however, that Basic Rental may be adjusted downward based upon the population density within the Premises as it exists on the first day of a calendar quarter. Landlord may request reasonable documentation from Tenant substantiating Tenant’s calculation of the population density within the Premises and may, in its discretion, verify such calculation using any reasonable method. Nothing in this Section 8(b) shall increase Landlord’s obligations under the Lease with respect to parking.

(c)     The Premises shall not be used for any use which (i) is demonstrably disreputable (such that the presence of such use in the Building will have a negative impact on Landlord’s ability to attract qualified office tenants [as determined by Landlord in good faith]), (ii) creates extraordinary fire hazards, (iii) results in an increased rate of insurance on the Building or its contents, or (iv) the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase within thirty (30) days following receipt of written invoices evidencing such cost, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Landlord hereby confirms that general office use with customary incidental uses such as training and sales (by telephone or Internet; but not directly to the public on site) will not cause the rate of insurance on the Building or its contents to increase. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Project. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) from and after the date Landlord tenders possession of the Premises to Tenant, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas of the Building (other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party [which risk and responsibility shall be borne by Tenant]).

9.     Assignment and Subletting.

(a)     Transfers; Consent. Other than permitted transfers as described below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned: (1) assign, transfer, or encumber this Lease or any estate or interest herein whether directly or by operation of law, (2) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (3) sublet any portion of the Premises, (4) grant any license, concession, or other right of occupancy of any portion of the Premises, or (5) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 9(a)(1) through 9(a)(5) being a “Transfer”). Tenant shall notify Landlord in advance of publishing any advertisement that any portion of the Premises is available for lease; should Tenant fail to provide advance notice to Landlord of such advertisement, Landlord may require Tenant to withdraw such advertising for a period not to exceed 30 days (for purposes of clarification, failure to deliver prior notice to Landlord shall not be an Event of Default under this Lease, but failure to timely withdraw advertising if so required by Landlord pursuant to this sentence could mature into an Event of Default [following applicable notice and cure]). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and general references sufficient to enable Landlord to determine the proposed transferee's reputation and character. Landlord shall respond in writing to Tenant’s request for a Transfer within ten (10) business days of receipt of written request therefor. It shall be presumed to be unreasonable for Landlord to withhold its consent to a proposed Transfer in the event the proposed transferee or subtenant: (i) has a tangible net worth (excluding good will) reasonably sufficient to allow for performance of its obligations following the proposed Transfer, (ii) will use the Premises for the Permitted Use and not for credit processing or telemarketing and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (iii) will not use the Premises or Building in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or Building, (iv) is proven by Tenant to not be in violation of any laws relating to terrorism or money laundering, and (v) does not have a demonstrably bad reputation in the business community. Landlord specifically agrees that if a proposed transferee or sublicensee is already a tenant in the Building or the International Business Park or is an active prospect for space in another building in the International Business Park, such fact shall not be a factor against Landlord’s approval thereof; notwithstanding the foregoing, Landlord may withhold its consent in its sole and absolute discretion to a proposed Transfer to an active prospect for a lease in the Building directly from Landlord (“active prospect” means a prospect with whom Landlord can demonstrate that negotiations have been ongoing, and the last communication from such prospect to Landlord was not longer than 120 days prior to the time Tenant proposes such prospect). Tenant shall reimburse Landlord for its reasonable attorneys' fees (not to exceed $1,000 per request) and other reasonable expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent so long as such Event of Default is continuing. In such case, Tenant authorizes its transferees to make payments of rent directly to Landlord upon Tenant’s receipt of notice from Landlord to do so; however, Landlord shall not be obligated to accept separate Rent payments from any transferees and may require that all Rent be paid directly by Tenant.

(b)     Permitted Transfers. Tenant shall be permitted to periodically sublet portions of the Premises or to assign its rights to any parent or wholly-owned subsidiary entity, any organization resulting from a merger or a consolidation with the Tenant, or any organization succeeding to the business assets of the Tenant (a “Permitted Transferee”), provided the Premises continue to be used solely for the Permitted Use, the business and parking requirements of the subtenant or assignee are substantially the same as Tenant and the net worth of the subtenant or assignee is equal to or greater than Tenant's at the time of Lease execution (but in no event shall such tangible net worth be less than $100,000,000 at the time of the transfer) (“Permitted Transfers”); the foregoing net worth test shall not apply, however to a Permitted Transfer to an Affiliate, provided that such Permitted Transfer is not undertaken as part of an effort to deliberately distance the “Tenant” party hereunder from a creditworthy party. Tenant shall promptly notify Landlord in writing within fifteen (15) days after such assignment or subletting. A Permitted Transfer shall not release Tenant from its obligations under this Lease.

(c)     Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the all net compensation received by Tenant after deducting reasonable transaction costs such as brokerage commissions, tenant improvements and legal fees for a Transfer that exceeds the Rent allocable to the portion of the Premises covered thereby. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

(d)     Cancellation. Landlord may, within twenty (20) days after submission of Tenant’s written request for Landlord’s consent to a Transfer (excluding Permitted Transfers) of the entire Premises (or 75% or more of the Premises) which transfer is for the entire remaining term of this Lease, cancel this Lease as of the date the proposed Transfer was to be effective as to the portion of the Premises covered by the Transfer. If Landlord cancels this Lease, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date. Thereafter, Landlord may lease the Premises to the prospective transferee (or to any other person) without liability to Tenant.

10.     Insurance; Waivers; Subrogation; Indemnity.

(a)     Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $1,000,000 per occurrence, $5,000,000 general aggregate, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require, provided that such requirements are generally consistent with requirements of landlords in the Comparable Buildings for a similarly situated tenant (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, and, if requested in writing by Landlord, Landlord's Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's equipment located outside the Premises, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's equipment located outside the Premises), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $25,000.00 per occurrence; and the property insurance to be maintained by Tenant may have a deductible of no more than $50,000.00 per occurrence. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best's rating of A+:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, and such failure continues for three (3) business days following written notice to Tenant, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost. Landlord shall at all times during the Term maintain the following insurance policies: (A) commercial general liability insurance in amounts of not less than $1,000,000.00 per occurrence, $5,000,000.00 general aggregate, and (B) property insurance insuring the Building against loss or damage by fire or other casualty, and (C) contractual liability insurance sufficient to cover Landlord’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Landlord’s commercial general liability insurance policy).

(b)     Waiver of Claims; No Subrogation. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project. LANDLORD AND TENANT EACH WAIVES ANY CLAIM IT MIGHT HAVE AGAINST THE OTHER FOR ANY DAMAGE TO OR THEFT, DESTRUCTION, LOSS OR LOSS OF USE OF ANY PROPERTY, TO THE EXTENT THE SAME IS INSURED AGAINST UNDER ANY INSURANCE POLICY THAT COVERS THE BUILDING, THE PREMISES, LANDLORD’S OR TENANT’S FIXTURES, PERSONAL PROPERTY, LEASEHOLD IMPROVEMENTS, OR BUSINESS, OR IS REQUIRED TO BE INSURED AGAINST UNDER THE TERMS HEREOF, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS. EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER’S RIGHTS OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY.

(c)     Indemnity. Subject to Section 10(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, unless caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees (each being referred to herein as a “Landlord Party”), or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s property or equipment located outside the Premises. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 10(b), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Building’s common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

11.     Subordination; Attornment; Notice To Landlord's Mortgagee.

(a)     Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any     Primary Lease is referred to herein as “Landlord's Mortgagee”), provided that as a condition precedent to such subordination in each instance, each Landlord’s Mortgagee shall execute and deliver to Tenant an SNDA. Any out-of-pocket costs charged by Landlord’s Mortgagee in connection with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor which shall include reasonable evidence of such costs.

(b)     Attornment. Provided that Tenant and Landlord’s Mortgagee have executed an SNDA, Tenant shall attorn to any Landlord’s Mortgagee succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, in accordance with the terms of the SNDA.

(c)     Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a period to perform Landlord's obligations hereunder, which period shall equal the cure period applicable to Landlord hereunder.

(d)     Subordination, Non-Disturbance and Attornment Agreement. Landlord shall obtain a subordination, non-disturbance and attornment agreement (an “SNDA”) from the current Landlord’s Mortgagee, and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord’s Mortgagee, in a form reasonably acceptable to such Landlord’s Mortgagee or other institutional lenders; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building; and further provided that any out-of-pocket costs charged by Landlord’s Mortgagee in connection with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor which request shall include reasonable evidence of such costs. The subordination of Tenant’s rights hereunder to any future Landlord’s Mortgagee under Section 11(a) shall be conditioned upon such future Landlord’s Mortgagee’s execution and delivery of a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to such Landlord’s Mortgagee or other institutional lenders. Contemporaneously with execution of this Lease, Tenant, and the fee simple owner of the Land shall execute a recognition agreement in the form of EXHIBIT O attached hereto; Landlord and Tenant agree that the form of Recognition Agreement attached hereto as EXHIBIT O is acceptable for any current or future Landlord's Mortgagee pursuant to a Primary Lease (i.e., not a Mortgage).

12.     Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as EXHIBIT B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises; Landlord will provide Tenant written notice of such changes. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees. To the extent of any conflict between the terms and provisions of this Lease and the rules and regulations, the terms and provisions of this Lease shall control.

13.     Condemnation.

(a)     Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)     Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Project or related parking becomes subject to a Taking, or if Landlord is required to pay a material portion of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. Upon the occurrence of a Taking, Rent shall be adjusted on a reasonable basis from the first day of the Taking until such termination.

(c)     Partial Taking - Tenant’s Rights. If any part of the Project becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis.

(d)     Award. If any Taking occurs, all proceeds shall belong to and be paid to Landlord, and Tenant shall not be entitled to any portion thereof except that Tenant shall have all rights permitted under the laws of the State of Texas to appear, claim and prove in proceedings relative to such taking (i) the value of any fixtures, furnishings, and other personal property which are taken but which under the terms of this Lease Tenant is permitted to remove at the end of the Term, (ii) the unamortized cost (such costs having been amortized on a straight-line basis over the Term excluding any renewal terms) of Tenant’s leasehold improvements which are taken that Tenant is not permitted to remove at the end of the Term and which were installed solely at Tenant’s expense (i.e., not made or paid for by Landlord from the Construction Allowance or otherwise), and (iii) relocation and moving expenses, but not the value of Tenant’s leasehold estate created by this Lease and only so long as such claims in no way diminish the award Landlord is entitled to from the condemning authority as provided hereunder.

14.     Fire or Other Casualty.

(a)     Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair or replace the damage caused by such Casualty.

(b)     Tenant’s Rights. If a material portion of the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord reasonably estimates that the damage caused thereby cannot be repaired within 300 days after the date of the casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)     Landlord's Rights. If a Casualty damages a material portion of the Building, and if Landlord is required to pay a material portion of insurance proceeds arising out of the Casualty to Landlord's Mortgagee or the estimated Repair Period exceeds 270 days, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent hereunder shall be abated as of the date of the Casualty.

(d)     Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question or the amount Landlord would have received had Landlord maintained the insurance under Section 10(a) above. Rent shall be equitably abated during any period of restoration pursuant to this subsection (d).

15.     Events of Default. Each of the following occurrences shall constitute an “Event of Default” by Tenant:

(a)     Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), within five (5) days after written notice of such failure;

(b)     Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building) within thirty (30) days after written notice of such failure, or such longer period as may be reasonably necessary in order to cure such default (not to exceed 60 days), provided that Tenant has commenced such cure within the initial 30 day period and thereafter is diligently pursuing such cure to completion;

(c)     The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 15(c), any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure; and provided that in the case of any of the foregoing which is filed against Tenant, the same is not dismissed within ninety (90) days after it is filed; and

(d)     The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

16.     Remedies.

(a)     Landlord’s Remedies. Upon any Event of Default by Tenant, Landlord may, subject to any judicial process and notice to the extent required by Title 4, Chapter 24 of the Texas Property Code, as may be amended, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(i)     Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 15(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

(ii)     Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 15(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of , the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Re-entry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 16(a)(ii). If Landlord elects to proceed under this Section 16(a)(ii), it may at any time elect to terminate this Lease under Section 16(a)(i).

(iii)     Notwithstanding anything to the contrary herein, Tenant shall not be deemed to have waived any requirements of Landlord to mitigate damages upon an Event of Default as required by law.

(b)     Tenant’s Remedies.

(i)     If Landlord shall fail to perform any act or acts required of Landlord by this Lease which results in the cessation of HVAC, sewer, water, electricity or elevator service to the Premises (provided that (a) the provision of such services are within Landlord’s reasonable control, and (b) the cessation of such service materially impairs Tenant’s ability to conduct business from the Premises), and if such failure continues for fifteen (15) days after receipt of notice from Tenant (or, if such default cannot reasonably be cured within fifteen (15) days, Landlord fails to commence to cure the same within fifteen (15) days of notice and diligently proceed to cure such default) Tenant may, upon not less than five (5) business days' notice to Landlord (such notice being the second notice to Landlord of such failure) that Tenant elects to proceed under this Section 16(b), take such commercially reasonable steps as are required to cure such default.

(ii)     Any work performed by or on behalf of Tenant shall be performed in good and workmanlike manner and compliance with all laws and this Lease. In addition, Tenant shall reasonably cooperate with Landlord in enforcing any warranties obtained by Tenant in connection with such work at Landlord's sole cost and expense. If the obligation to be performed by Tenant will affect the Building’s heating, venting, air conditioning, life safety, electrical, plumbing, or sprinkler systems, Tenant shall use only those contractors used by Landlord in the Building for work on such systems. All other contractors shall be subject to Landlord’s reasonable approval and Landlord agrees to approve or reject any contractor proposed to be used by Tenant within 48 hours of receipt of the second notice from Tenant referenced above. If a proposed contractor is duly licensed, bonded, is able to satisfy Landlord’s vendor insurance requirements, then (a) Landlord agrees not to withhold its approval of the proposed contractor, and (b) if Landlord fails to respond to a request for approval of such contractor within the 48-hour time period referenced in the preceding sentence, then Landlord shall be deemed to have approved such contractor.

(iii)     Provided that such repairs are completed in a good and workmanlike manner, Landlord shall reimburse Tenant for its actual, out-of-pocket costs therefor within 30 days after delivery to Landlord of a reasonably detailed invoice and, if requested by Landlord, receipts, bills paid affidavits, and appropriate releases of liens. If Landlord fails to pay to Tenant any amounts owing pursuant to the preceding sentence, then Tenant shall deliver to Landlord a second demand for payment that shall include a phrase substantially similar to the following, in bold all caps language (an “Offset Exercise Notice”): “FAILURE TO EITHER ISSUE AN OFFSET DISPUTE NOTICE OR PAY SUCH AMOUNTS WITHIN FIVE BUSINESS DAYS FOLLOWING THIS NOTICE WILL RESULT IN TENANT’S ABILITY TO OFFSET THE DEMANDED SUMS FROM UPCOMING RENT OBLIGATIONS.” If Landlord fails to respond timely to an Offset Exercise Notice, Tenant may elect to offset such amounts against twenty-five percent (25%) of the next due installment of Rent and, to the extent necessary to fully satisfy such amount, twenty-five percent (25%) of the next subsequent installments of Rent. In addition, if the remaining Term is insufficient to allow Tenant to recover any amounts owing Tenant pursuant to this Section 16(b), Tenant may elect to extend the Term for the period of time necessary to allow Tenant recover in full any such amounts owing to Tenant. Notwithstanding the foregoing, in the event that Landlord believes that Tenant is not entitled to exercise the offset rights described in an Offset Exercise Notice, Landlord shall have the right to notify Tenant (not later than five (5) business days following the Offset Exercise Notice) that Landlord has elected to dispute such exercise by Tenant of its offset rights hereunder (an “Offset Dispute Notice”) (which Offset Dispute Notice shall describe, with reasonable specificity, the reason(s) that Landlord believes that Tenant is not entitled to exercise such offset), in which event Tenant shall not offset the amount in question, except to the extent that the dispute shall thereafter be resolved in Tenant's favor, as provided below. In the event that Landlord timely delivers an Offset Dispute Notice to Tenant as provided above, then Tenant shall have the right to submit the dispute to arbitration as follows:

(1)     Tenant must notify Landlord of its election to submit the dispute to arbitration by delivering written notice of such election within thirty (30) days following the Offset Dispute Notice. Within seven (7) days after such election by Tenant, Landlord and Tenant shall select a mutually acceptable arbitrator (the “Qualified Arbitrator”), who shall be an expert in the subject matter of such dispute. If the parties fail to agree on the selection of a Qualified Arbitrator within such 7-day period, then, within a second period of seven (7) days, each party shall select a Qualified Arbitrator, and within a third period of seven (7) days thereafter, the two appointed Qualified Arbitrators shall select a third Qualified Arbitrator and the third Qualified Arbitrator shall be the arbitrator and shall resolve the subject dispute. If one party shall fail to make such selection within said third 7-day period, then the Qualified Arbitrator chosen by the other party shall be the sole arbitrator. If the two appointed Qualified Arbitrators shall fail to select a third Qualified Arbitrator, then the third Qualified Arbitrator shall be selected by the Director of the Dallas Chapter of the American Arbitration Association (or comparable organization, if the Dallas Chapter of the American Arbitration Association does not then exist).

(2)     Once the Qualified Arbitrator has been selected as provided above, each of Landlord and Tenant, if it so elects, shall present written evidence and materials to such Qualified Arbitrator within ten (10) business days following the engagement of the Qualified Arbitrator, and, as soon thereafter as practicable, but in any case within twenty (20) business days after such engagement, the Qualified Arbitrator shall deliver its resolution of the dispute in question. Any such decision shall include, if applicable, an express determination of the prevailing party in such dispute. Such decision of the Qualified Arbitrator shall be submitted in writing to, and be final and binding on, each of Landlord and Tenant. If the Qualified Arbitrator believes that expert advice would materially assist him or her, (s)he may retain one or more qualified persons, including, but not limited to, legal counsel, contractors, architects, or engineers, to provide such expert advice. All costs and expenses pertaining to any such arbitration shall be allocated and paid as follows: (a) the non-prevailing party in the arbitration (as determined by the Qualified Arbitrator) shall pay the costs of the Qualified Arbitrator and of any experts retained by the Qualified Arbitrator, (b) any fees of any counsel or expert engaged directly by Landlord or Tenant and the fees of any appointed Qualified Arbitrator engaged to select a third Qualified Arbitrator, however, shall be borne by the party obtaining such counsel, expert, or arbitrator, and (c) if a compromise of any such dispute is reached between the parties, the cost of the arbitration shall be equally divided between the parties. Additionally, in the event that, pursuant to such arbitration procedure: (1) it is determined that Tenant is entitled to offset all or any portion of the amount set forth in the Offset Exercise Notice, then Tenant shall have the right to offset such amount against twenty-five percent (25%) of the next installment(s) of Rent coming due under this Lease, and Landlord shall have no further defense with respect to such offset; or (2) it is determined that Tenant is not entitled to offset any portion of the amount set forth in the Offset Exercise Notice, then Tenant shall not make any offset of such amount against the payment of Rent, and Tenant shall have no further claims with respect to costs incurred pursuant to this Section 16(b) (including costs to cure the cited services failure, counsel fees, and arbitration costs). Notwithstanding anything to the contrary in this Lease, if Tenant elects to submit a claim hereunder to arbitration as provided in this Section 16(b), such election shall be Tenant’s sole and exclusive remedy for the failures cited in the Offset Exercise Notice, and Tenant waives any claims at law or in equity against Landlord related to the matters set forth in the Offset Exercise Notice.

(iv)     Any amounts owing by Landlord to Tenant under this Section 16(b) shall include interest on such amounts at the Default Rate from the date incurred by Tenant until such amounts are paid by Landlord either by payment or by offset pursuant to the procedures set forth in this Section 16(b).

(v)     Tenant’s rights under this Section 16(b) shall automatically terminate if Tenant fails to lease at least 70% of the initial Total Premises Rentable Square Feet at the time of Lease execution.

17.     Payment; Non-Waiver.

(a)     Payment. Upon any Event of Default by Tenant, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney's fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

(b)     No Waiver. Acceptance or payment of Rent following any Event of Default shall not waive any rights regarding such Event of Default. No waiver by any party of any violation or breach of any of the terms contained herein shall waive any rights regarding any future violation of such term or violation of any other term.

18.     Intentionally Deleted.

19.     Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, subject to Landlord’s obligation to maintain the Building, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys and/or access cards to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant. Additionally, Tenant may remove such additional items as Landlord may have agreed. Tenant shall repair all damage caused by removal of any items. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. Tenant upon surrender of the Premises shall be required to remove any above-ceiling telecommunication wiring installed for Tenant’s use in the Premises at Tenant’s expense. The provisions of this Section 19 shall survive the end of the Term.

20.     Holding Over.

(a)     If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to 150% of the daily Basic Rental payable during the last month of the Term.

(b)     Notwithstanding Section 20(a) above, provided (1) there is no continuing Event of Default either at the time of election or at the expiration of the Term, (2) Tenant has provided 12 months’ prior written notice to Landlord (which notice shall specify the length of the Authorized Holdover Period [defined below], not to exceed the time periods set forth in the chart below) and (3) Tenant's occupancy during such Authorized Holdover Period shall be subject to all terms and conditions of this Lease, Tenant shall have the option to extend the Term for a period of up to four calendar months as specified in the written notice to be delivered to Landlord hereunder (the “Authorized Holdover Period”). If Tenant elects to extend the Term for the Authorized Holdover Period, Tenant shall pay monthly Basic Rental for the Authorized Holdover Period in accordance with the following:

Number of full Lease Months of Prior Notice Given to Landlord (prior to the then-scheduled expiration of the Term)	Number of Months Available in Authorized Holdover Period	Number of Month in Authorized Holdover Period with Basic Rental set at same level payable during the last month of the Term
18 or more	8 months	All 8 months
17	7 months	All 7 months
16	6 months	All 6 months
15	5 months	All 5 months
14	4 months	All 4 months
13	4 months	First 3 months (125% for 4th month)
12	4 months	First 2 months (125% for 3rd and 4th months)
Less than 12	0	N/A

For the entire Authorized Holdover Period, Additional Rent shall continue in the same manner as provided in this Lease. If Tenant fails to surrender the Premises to Landlord on or before the expiration of the Authorized Holdover Period, in accordance with this Lease, the provisions of Section 20(a) herein shall apply to any such holding over by Tenant with respect to the Premises and Tenant shall not be released from its obligations, covenants and agreements under the Lease related to the Premises during such holdover period. Tenant’s rights under this Section 20(b) may be assigned to a permitted or approved assignee or subtenant of Tenant, provided that such assignee is occupying less not than 70% of the initial Total Premises Rentable Square Feet at the time of Lease execution (except for temporary periods due to casualty or remodeling).

21.     Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, and upon reasonable advance notice provided by Landlord to Tenant (except in case of emergency), Landlord shall have the following rights:

(a)     to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities (Landlord shall use reasonable efforts to complete any work requiring the suspension of Building services and facilities during off-business hours when reasonably and commercially practicable to do so); and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)     to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all items entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and Holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c)     to change the name by which the Building is designated (but not Tenant’s signage); and

(d)     upon reasonable advance notice (which shall be a minimum of four (4) hours), to enter the Premises during Tenant’s regular business hours (or at any time when accompanied by a representative of Tenant) to show the Premises to prospective purchasers, lenders, or prospective tenants. Except in the event of an emergency, Tenant shall have an opportunity to have a Tenant representative accompany Landlord during such entry into the Premises. As used in this Section 21(d), the phrase “Tenant shall have an opportunity to have a Tenant representative accompany Landlord” shall mean that Landlord shall provide at least four (4) hours prior advance notice Tenant of Landlord’s intention to enter the Premises (which notice must be delivered by email communication to the following email address: facilities@reachlocal.com), at a specified time, for which entry time Tenant may provide a representative to accompany Landlord during such entry. However, Landlord shall not be prohibited from entering the Premises if Tenant fails to provide an escort at the appointed time. Tenant shall have the right to change the contact address noted above upon written notice to Landlord.

22.     Intentionally Deleted.

23.     Miscellaneous.

(a)     Landlord Transfer. Landlord may transfer, in whole or in part, the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease and such assignee assumes Landlord’s obligations hereunder, then Landlord shall thereby be released from any further obligations hereunder.

(b)     Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Project (including any rents, profits, or other proceeds therefrom), and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

(c)     Force Majeure. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party, excluding financial difficulty.

(d)     Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Billingsley Property Services, Inc., Peloton Commercial Real Estate, and Studley, Inc. whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

(e)     Estoppel Certificates. From time to time, either Landlord or Tenant shall furnish, within ten (10) business days after request therefor, a signed certificate confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request.

(f)     Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)     Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)     Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)     Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

(j)     Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

(k)     Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

(l)     No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(m)     No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(n)     Exhibits. The following exhibits hereto are incorporated herein by this reference:

EXHIBIT A-1 - Outline of Premises

EXHIBIT A-2- Legal Description of the Land

EXHIBIT B - Building Rules and Regulations

EXHIBIT C - Operating Expenses

EXHIBIT D - Tenant Finish Work: Allowance

EXHIBIT E - Renewal Option

EXHIBIT F-1 – Parking

EXHIBIT F-2 – Expansion Parking Area

EXHIBIT G - Janitorial Specifications

EXHIBIT H-1 - Signage Criteria

EXHIBIT H-2 – Tenant Logo Signs

EXHIBIT I – Landlord’s Work

EXHIBIT J – Expansion Option

EXHIBIT K – Right of First Refusal

EXHIBIT L – Right of First Offer

EXHIBIT M – Initial List of Competing Businesses

EXHIBIT N – Generator Area

EXHIBIT O – Form of Recognition Agreement

(o)     Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

(p)     Past Due Rent. Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate (the “Default Rate”). In no event, however, shall the charges permitted under this Section 23.(p) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(q)     Representations and Warranties. Landlord and Tenant each represent and warrant that the person executing this Lease on its behalf is acting in his or her capacity as an officer or partner, as applicable, with due authorization and authority to bind Landlord or Tenant, as applicable, to this Lease. Landlord represents and warrants that it has good title to the Project so to fully and properly lease the Premises to Tenant as provided herein. Landlord represents and warrants that, to Landlord’s knowledge, the Project conforms in all material respects to all applicable laws, ordinances, rules and regulations generally applicable to commercial office buildings in Plano, Texas, as of the date hereof and as of the date Landlord tenders possession of the Premises to Tenant. Other than any express warranties contained herein, neither Landlord nor Tenant make any implied warranties of any kind or nature, and the parties hereby waive any claims upon any such implied warranties.

(r)     Environmental. Prior to “pulling” a building permit for vertical construction of the Building (“Commencement of Construction”), Landlord shall cause to be prepared a Phase I Environmental Report of the Land. Landlord will provide Tenant with a copy of such environmental report promptly following Tenant’s written request therefor, which request must be received prior to the Commencement Date. Landlord represents and warrants that, to Landlord’s knowledge, the Project contains no hazardous substances as currently defined under applicable law, except those used in the operation of the Building and which are being used in compliance with applicable law; the representation and warranty in this sentence shall be deemed re-made as of the date Landlord tenders possession of the Premises to Tenant.

(s)     Non-Exclusive Remedies; Attorney’s Fees. Except as otherwise specifically provided in this Lease (and specifically subject to Section 23(b)), pursuit by either Landlord or Tenant of any of the remedies expressly set forth in this Lease shall not preclude pursuit of any other remedies provided in this Lease or any other remedies provided at law or in equity. If either party brings any legal action under this Lease, then the prevailing party in any such action shall be entitled to collect its reasonable attorney’s fees and other costs and expenses incurred by such party from the non-prevailing party.

24.     Contraction Option.

(a)     Tenant may terminate this Lease as to the part of the Premises specified by Tenant, but subject to the qualifications in this Section 24 (the “Surrendered Space”), by giving Landlord at least 365 days written notice (the “Contraction Notice”) of its election to do so. Such termination shall be effective as of the last day of the 84th Lease Month (the “Contraction Effective Date”). For purposes of clarification, the Contraction Notice must be delivered not later than the last day of the 72nd Lease Month.

(b)     The Surrendered Space must meet the following criteria: (i) the Surrendered Space must not contain any part of the original Premises (i.e., the Surrendered Space may only be space that Tenant added to the definition of “Premises” after the Commencement Date); and (ii) the Surrendered Space (1) must be contiguous, (2) must be in a location and size reasonably acceptable to Landlord, (3) must be in a configuration that is readily leasable as one or more suites, as reasonably determined by Landlord, and (4) must comply with local exit separation requirements and all other laws, all at Tenant’s expense.

(c)     In connection with Tenant’s exercise of its contraction option pursuant to this Section 24, Tenant shall pay a Contraction Fee (defined below) to Landlord within 30 days following notice of the Contraction Fee Calculation (defined below) from Landlord. As used herein, the “Contraction Fee” shall equal the sum of (i) the Rent-Based Contraction Penalty (defined below), and (ii) the amount that would be outstanding on a hypothetical loan on the date of the Contraction Notice assuming (1) an original principal balance equal to the Leasing Costs (defined below), (2) an interest rate of 8% per annum, (3) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the Term (as applicable to the Surrendered Space) and ending on the first day of the last scheduled month of the initial Term (as applicable to the Surrendered Space), and (d) all payments were made before the Contraction Notice. The term “Leasing Costs” means all costs incurred by Landlord in leasing the Surrendered Space to Tenant (including leasing commissions, allowances, other tenant inducements, and attorneys’ fees). The “Rent-Based Contraction Penalty” shall be calculated according to the chart below:

Number of full Lease Months Tenant Will Have Occupied the Surrendered Space, as of the Contraction Effective Date	Rent-Based Contraction Penalty (Expressed as the Number of Months of Basic Rental for the Surrendered Space, based upon the Basic Rental for month preceding the Contraction Effective Date)
83	3 months
72	4 months
60	5 months
48	6 months
36	7 months
24	8 months

Promptly following receipt of the Contraction Notice from Tenant, Landlord shall calculate the Contraction Fee and deliver written notice of the Contraction Fee to Tenant (the “Contraction Fee Calculation”).

(d)     If Tenant fails timely to deliver the Contraction Notice or the Contraction Fee, then Tenant’s right to contract the Premises under this Section 24 shall expire; time is of the essence with respect thereto. As a condition to the effectiveness of Tenant’s contraction option, Tenant shall pay to Landlord prior to the Contraction Effective Date any past-due amounts then outstanding under the Lease.

(e)     At least 15 days before the Contraction Effective Date, for any portion of the Surrendered Space which is less than a full floor, Tenant will do all work necessary to separate the Surrendered Space from the balance of the Premises, including, without limitation, the construction of demising walls, new building standard entry, properly distributed HVAC, sprinkler, and utilities such as electricity and telephone, carpet and painting of the Surrendered Space; all of such work will be performed in accordance with Section 7. At Tenant's cost Landlord will prepare an amendment to this Lease confirming the effect of Tenant's exercise of its contraction option, including without limitation: (i) the Contraction Effective Date; (ii) the remaining Premises; (iii) the Basic Monthly Rent; (iv) Tenant's Proportionate Share; and (v) other matters that vary with the size of the Premises. The Basic Monthly Rent will be a continuation of the Basic Monthly Rent applicable prior to the Contraction Effective Date, reduced by the Basic Monthly Rent applicable to the Surrendered Space. Landlord and Tenant will execute the amendment prior to the Contraction Effective Date. Tenant will perform all of its obligations regarding the Surrendered Space (including without limitation the payment of Rent allocable to it) through the Contraction Effective Date. All of the obligations of Tenant with regard to the Surrendered Space that have accrued prior to the Contraction Effective Date will survive the Contraction Effective Date.

25.     Generator. Tenant may install, operate, and maintain one generator (provided any above-ground fuel tank associated therewith, together with such generator, is a single, self-contained, double-wall fuel tank unit and provided such generator is equipped with a critical silence muffler) along with all conduit and connections necessary to the Building and Premises (at locations approved in advance by Landlord) reasonably necessary for Tenant’s business operations in the Premises for emergency back-up purposes (the “Generator”, which defined term shall also refer to any associated above-ground fuel tank and all related equipment) at the location on the Building grounds described in EXHIBIT N attached hereto or another location acceptable to Landlord, provided that the installation, maintenance, use, and operation thereof complies with all laws and architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time (the “Legal Requirements”), and Tenant receives all approvals, consents, and permits required under the Legal Requirements before the installation, maintenance, use, and operation thereof. Landlord agrees to reasonably cooperate (at no cost to Landlord) with Tenant in securing any approvals, consents and permits required for the installation, maintenance, use and operation of the Generator. To the extent that any permits or registrations are required for the installation or operation of the Generator, they shall be obtained in Tenant's name. Before beginning the installation of the Generator, Tenant shall deliver to Landlord final plans and specifications therefor prepared by a registered professional engineer in the State of Texas reasonably approved by Landlord and setting forth in detail the design, location, size, and method of installation (including, without limitation, separation walls and ventilation system) for Landlord's review and approval, together with evidence reasonably satisfactory to Landlord that all Legal Requirements have been satisfied. Landlord's approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with the Legal Requirements; such compliance shall be the sole responsibility of Tenant. The Generator shall be installed and screened in a manner reasonably acceptable to Landlord, and no underground storage tanks may be installed or used in connection therewith. Additionally, the generator model, size and weight shall be subject in all respects to Landlord's prior written approval, not to be unreasonably withheld. Upon approval of the plans and specifications therefor and the size and location thereof, Tenant may install the Generator provided that such work is coordinated with Landlord and is performed in a good and workmanlike manner, in accordance with all Legal Requirements and the plans and specifications therefor and in a manner so as not to damage the Building or materially interfere with the use of any portion of the Building while such installation is taking place; thereafter, Tenant shall use, maintain, and operate the Generator in a good, clean, and safe condition and in accordance with all Legal Requirements. Tenant shall repair all damage caused by the installation, use, maintenance, or operation of the Generator. If Tenant fails to do so within 30 days after Landlord’s request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith within 30 days after Landlord’s written request therefor. Upon the earlier of the end of the Term or after Tenant’s right to possess the Premises has been terminated, Tenant shall remove the Generator if requested to do so by Landlord and repair all damage caused by such removal and restore the portion of the Building grounds where it was located to its condition immediately before the installation thereof. If Tenant fails to do so within 30 days after Landlord’s request therefor, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith within 30 days after Landlord’s written request therefor or Landlord may deem the Generator abandoned by Tenant and use such Generator without compensation to Tenant. Tenant shall properly fuel and immediately remove from the area surrounding the Generator any spills or other leaks of fluid from the Generator. Additionally, Tenant shall ensure that the Generator is properly exhausted at all times so no odors emanate therefrom. The Generator shall be installed, used, maintained, operated, and removed at Tenant's risk and expense and Tenant shall maintain insurance in respect thereof reasonably satisfactory to Landlord, listing Landlord and the Building manager, as additional insureds. All testing of the Generator shall be performed after normal business hours and must be coordinated with Landlord. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation and removal of the Generator; therefore, Tenant shall defend, indemnify and hold harmless Landlord, its agents and their respective affiliates from all losses, claims, costs and liabilities arising in connection with or relating to the installation, maintenance, use, operation and removal of the Generator, including, without limitation, that arising from Landlord's negligence (other than its sole or gross negligence). The term “affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

26.     Signage.

(a)     Subject to (i) Landlord's prior approval of the location, design, size, color, material composition, and plans and specifications therefor, which approval may not be unreasonably withheld, conditioned or delayed if such plans and specifications comply with the Sign Requirements, and (ii) compliance with Landlord’s written signage criteria, Tenant may, at its sole risk and expense, construct building fascia signage on the southern, northern, and western façades of the Building (the “Signs”). If Landlord grants its approval, Tenant shall erect the Signs in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and has received all requisite approvals thereunder (the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the Signs in a good, clean, and safe condition in accordance with the Sign Requirements. After the end of the Term or after Tenant's right to possess the Premises has been terminated, Landlord may require that Tenant remove the Signs by delivering to Tenant written notice thereof within 30 days after the end of the Term. Upon the earlier of the end of the Term or after Tenant’s right to possess the Premises has been terminated, Tenant shall remove the Signs, repair all damage caused thereby, and restore the Building to its condition before the installation of the Signs. If Tenant fails to timely do so, Landlord may, at Tenant's expense, remove the Signs, perform the related restoration and repair work and dispose of the Signs in any manner Landlord deems appropriate. Notwithstanding anything to the contrary set forth above, Landlord hereby consents to use of the prototypical logos for ReachLocal and ClubLocal including font, style, and color described in EXHIBIT H-2 attached hereto so long as such logos are in compliance with applicable legal requirements and are otherwise in compliance with the Sign Requirements. Any future changes to such approved prototypical logos shall require Landlord’s consent thereto prior to incorporation into the Signs, which consent shall not be unreasonably withheld, conditioned, or delayed.

(b)     Landlord will install, at Tenant’s expense, a sign panel (the “Sign Panel”) displaying Tenant’s name on Landlord’s monument sign situated on the grounds of the Building, which monument sign is to be constructed by Landlord at Landlord’s sole cost and expense. Upon the earlier of the end of the Term or after Tenant’s right to possess the Premises has been terminated, Tenant shall remove the Sign Panel, repair all damage caused thereby, and restore the grounds on which the Sign Panel was located to their condition before the installation of the Sign Panel within ten days after Landlord’s request therefor. If Tenant fails to timely do so, Landlord may, without compensation to Tenant and at Tenant’s expense, remove the Sign Panel, perform the related restoration and repair work and dispose of the Sign Panel in any manner Landlord deems appropriate.

(c)     Provided (1) no Event of Default has occurred hereunder beyond applicable notice and cure periods unless such Event of Default has been cured to the satisfaction of Landlord, and (2) Tenant or a Permitted Transferee is then currently occupying (meaning the Tenant or a Permitted Transferee is actually occupying such space, and has not sublet or assigned such space) not less than 50% of the Total Building Rentable Square Feet for the Permitted Use and conducting business therein (except for temporary periods due to casualty or remodeling), Landlord will not permit any other tenant signage on the Building fascia. Landlord may request Tenant’s consent for first-floor exterior Building signage for a tenant occupying not less than 25,000 square feet in the Building; Tenant shall not unreasonably withhold its consent to such request.

(d)     The rights granted to Tenant under this Section 26 are personal to ReachLocal, Inc., may not be assigned to any party other than a Permitted Transfer, and may be revoked by Landlord if Tenant ceases to occupy at least 50% of the Total Building Rentable Square Feet.

(e)     It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation and removal of the Signs and the Sign Panel; therefore, Tenant shall defend, indemnify and hold harmless Landlord, its agents and their respective affiliates from all losses, claims, costs and liabilities arising in connection with or relating to the installation, maintenance, use, operation and removal of the Signs and the Sign Panel, including, without limitation, that arising from Landlord's negligence (other than its sole or gross negligence).

(f)     Landlord, at Landlord’s sole cost and expense, shall install a directory (which may be electronic at Landlord’s sole discretion) in the lobby naming Tenant and suite entry signage.

27.     Rooftop Communication Devices. Provided that Tenant complies with the terms of this Section 27, Tenant may, at its risk and expense, install up to four satellite dishes, up to four antennas, and related wiring (collectively, the “Rooftop Communication Devices”) on the roof of the Building at a location approved by Landlord. Before installing any Rooftop Communication Devices, Tenant shall submit to Landlord for its approval (which approval shall be in Landlord’s sole discretion) plans and specifications which (a) specify in detail the design, location, size, and frequency of the Rooftop Communication Devices and (b) are sufficiently detailed to allow for the installation of the Rooftop Communication Devices in a good and workmanlike manner and in accordance with all laws. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Rooftop Communication Devices in accordance with all laws and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Landlord before Tenant begins to install the any of the Rooftop Communication Devices. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Rooftop Communication Devices while they are on the Building and operate and maintain the Rooftop Communication Devices in such a manner so as not to unreasonably interfere with any other satellite, antennae, or other transmission facility on the Building's roof or in the Building. Landlord may require that Tenant screen the Rooftop Communication Devices with a parapet wall or other screening device acceptable to Landlord. Tenant shall maintain the Rooftop Communication Devices and the screening therefor in good repair and condition. Tenant may only use the Rooftop Communication Devices in connection with Tenant's business. Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise. Tenant shall, at its risk and expense, remove the Rooftop Communication Devices, within five days after the occurrence of any of the following events: (i) the termination of Tenant's right to possess the Premises; (ii) the termination of the Lease; (iii) the expiration of the Term; or (iv) Tenant's permanently vacating the Premises. If Tenant fails to do so, Landlord may remove the Rooftop Communication Devices and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten days after Landlord's request therefor. Tenant shall repair any damage to the Building caused by or relating to the Rooftop Communication Devices, including that which is caused by its installation, maintenance, use, or removal. All work relating to the Rooftop Communication Devices shall, at Tenant's expense, be coordinated with Landlord's roofing contractor so as not to affect any warranty for the Building's roof. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation and removal of the Rooftop Communication Devices; therefore, Tenant shall defend, indemnify and hold harmless Landlord, its agents and their respective affiliates from all losses, claims, costs and liabilities arising in connection with or relating to the installation, maintenance, use, operation and removal of the Rooftop Communication Devices, including, without limitation, that arising from Landlord's negligence (other than its sole or gross negligence). Tenant’s rights under this Section 27 shall terminate if the Premises are reduced to less than 40,000 rentable square feet.

28.     Restrictive Covenant/Competing Tenants. Provided (1) no Event of Default has occurred hereunder beyond applicable notice and cure periods unless such Event of Default has been cured to the satisfaction of Landlord, and (2) Tenant or a Permitted Transferee (who is engaged in the same business sector as ReachLocal, Inc.) is then currently occupying (meaning the Tenant or a Permitted Transferee is actually occupying such space, and has not sublet or assigned such space) at least 50% of the Total Building Rentable Square Feet for the Permitted Use and conducting business therein (except for temporary periods due to casualty or remodeling), Landlord will not execute any lease or consent to any assignment, sublease, license or other occupancy agreement for space within the Building with any of the companies identified in EXHIBIT L (the “Identified Competitors”). Tenant may provide an updated list of Identified Competitors to Landlord, not more often than twice in any 12-month period. Any new business names added to the list of Identified Competitors must specialize in online, web marketing services. The active list of Identified Competitors shall never exceed 20 names. This Section 28 shall not apply to any new business identified by Tenant for inclusion as an Identified Competitor if, at the time Landlord receives such updated list, Landlord has entered into an executed letter of intent with such business and is diligently pursuing a transaction therewith. If Landlord incurs any liability, claim or damage because of this Section (whether under a claim of antitrust, restraint of trade [or other similar claim] or otherwise), Tenant shall indemnify, defend and hold Landlord harmless for all such liabilities, claims or damages, including reasonable attorneys’ fees and expenses.

29.     Expansion within International Business Park.

(a)     Landlord agrees to not sell or develop (other than for parking) the approximately nine-acre portion of the parcel immediately adjacent to the Land to the north (as such portion is depicted in EXHIBIT M hereto, the “Expansion Land”) before the fifth anniversary of the Lease Date (the “Expansion Reservation Period”). The provisions of this Section 29(a) shall not restrict or in any way limit Landlord’s ability to enter into transactions for the Expansion Land with affiliates, provided that any such affiliates shall be subject to the restrictions set forth in this Section 29(a).

(b)     During the Term, Landlord agrees to negotiate in good faith with Tenant regarding Tenant’s future expansion needs within any other building within the International Business Park then owned by Landlord.

30.     Lease Dependent Upon Construction Financing. Tenant acknowledges that, although Landlord owns the Property, Landlord has not yet received binding financing commitments for the construction of the Building. Landlord agrees to diligently pursue construction financing on commercially reasonable terms (the “Project Financing”). If Landlord is unable, despite diligent efforts, to secure a binding commitment for the Project Financing within 180 days following the Lease Date, then Landlord may terminate this Lease by written notice to Tenant. Tenant agrees to reasonably cooperate with Landlord’s efforts to secure the Project Financing (including, by way of example, providing Tenant’s financial information if requested by a potential provider of the Project Financing), although Tenant shall have no obligation to expend funds to do so.

31.     Vending Machines. Tenant may install vending machines in the Premises provided that such machines (1) are in locations not visible from the Common Areas, (2) do not draw electrical usage in excess of a standard vending machine for food or beverages or consume more than building standard electricity, and (3) are for the sole use of Tenant and its employees and invitees and are not used for vending to others.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

DATED as of the date first above written.

LANDLORD:

EPC – IBP 16, LLC, a Texas limited liability company
By:	EPC Exchange Corporation, a Washington corporation, its Sole Member

By: /s/ Kenneth D. Mabry
Name: Kenneth D. Mabry
Title: Manager

TENANT:

REACHLOCAL, INC., a Delaware corporation

By: /s/ Ross G. Landsbaum
Name: Ross G. Landsbaum
Title: CFO

 EXHIBIT A-1

OUTLINE OF THE PREMISES

EXHIBIT A-2

LEGAL DESCRIPTION OF THE LAND

BEING a tract of land situated in the M. Taylor Survey, Abstract No. 897, City of Plano, Collin County, Texas, the subject tract being a portion of a tract of land conveyed to Crow-Billingsley #17, Ltd. according to the deed recorded in Volume 1771, Page 658 of the Deed Records, Collin County, Texas (DRCCT), a portion of a tract of land conveyed to Crow-Billingsley #17, Ltd. according to the deed recorded in Volume 1461, Page 554 DRCCT, and a portion of a tract of land conveyed to The Residences of Austin Ranch No. 1, according to the deed recorded in Document No. 20130205000162920 DRCCT, the subject tract being more particularly described as follows;

BEGINNING at a 1/2" iron rod found on the north line of West Plano Parkway (a 110 foot right-of-way) for the most southerly southeast corner of said Crow-Billingsley #17 tract, and being the southwest corner of Lot 1, Block A, CMS Addition, an addition recorded in Cabinet M, Page 637, Plat Records, Collin County, Texas (PRCCT);

THENCE along the north and east line of West Plano Parkway, the following:

N 64°43'06" W, 118.18 feet;

Around a tangent curve to the right having a central angle of 31°31'49", a radius of 1145.00 feet, a chord of N 48°57'11" W - 622.18 feet, an arc length of 630.10 feet;

Around a non-tangent curve to the right having a central angle of 11°05'57", a radius of 1127.63 feet, a chord of N 27°38'14" W - 218.10 feet, an arc length of 218.44 feet;

And around a non-tangent curve to the right having a central angle of 15°50'55", a radius of 1138.39 feet, a chord of N 14°18'28" W – 313.88 feet, an arc length of 314.89 feet;

THENCE N 89°06'41" E, 1127.92 feet departing said right-of-way, to the west line of a tract conveyed to Sewell Village Cadillac, recorded in Volume 5837, Page 709 DRCCT;

THENCE S 00°34'19" E, 311.14 feet along the west line thereof, and along the west line of a tract conveyed to UH Storage, LP, recorded in Volume 5669, Page 4336 DRCCT, to the southwest corner thereof, and being on the north line of Lot 2, Block A, CMS Addition, an addition recorded in Cabinet M, Page 374 PRCCT;

THENCE S 89°25'41" W, 384.05 feet along the north line of Lots 2 and 1, CMS Addition, to a 1/2" iron rod found;

THENCE S 00°41'35" E, 658.99 feet along the west line of said Lot 1, CMS Addition, to the PLACE OF BEGINNING with the subject tract containing 619,998 square feet or 14.233 acres of land.

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Project and the appurtenances thereto:

1.

Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.

Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.

No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and any Building standard window treatments.

4.	Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5.

Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant three keys to such tenant's leased premises free of charge, with additional keys provided at such tenant's cost, and no tenant shall make a duplicate thereof. Security Building access cards shall be provided by Landlord to tenants after receipt of a $10.00 deposit per card.

6.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby, shall be conducted so not to unreasonably interfere with the use of the Building by Landlord and other tenants, and if reasonably required by Landlord, under its supervision and control. Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7.

All damage to the Building caused by the installation, placement, or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant. No tenant shall be liable for any damage resulting solely from the weight of any items placed in the Building by such tenant provided such items do not, in the aggregate, exceed the building weight loads specified by Landlord.

8.

Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals other than animals assisting the disabled shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9.

Tenant shall cooperate with Landlord's employees in keeping the Building and its leased premises neat and clean. Except in connection with Tenant’s break area, Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

10.

To ensure orderly operation of the Building, no regular deliveries of ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons demonstrating appropriate insurance coverage to Landlord. Periodic deliveries from restaurants, caterers, UPS, Federal Express and similar deliveries shall not be subject to the foregoing requirement.

11.	Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12.

No machinery of any kind (other than normal office equipment, office training equipment and kitchen equipment in break area) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance not approved in writing in advance by Landlord, except for normal office supplies and cleaning solvents.

13.

Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14.	Any vending machines contained in any leased premises shall be for the sole use of the applicable tenant, its employees and guests.

15.	All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

16.	No smoking of any type is permitted in any portion of the Building, including any portion thereof leased by tenants. Landlord shall designate smoking areas outside of the Building.

17.	No firearms or weapons of any type are permitted upon the Land or within the Project.

18.	While at the Project, Tenant, its employees, agents and guests shall behave in a manner consistent with that expected in a Class A office building located in North Dallas.

19.	Tenant shall notify Landlord before holding an event in a Common Area of the Project or serving alcohol in the Common Area.

20.

In order to maintain and operate the parking areas in an orderly manner, Landlord reserves the right to establish any reasonable system of parking monitoring, including the issuance of vehicle identification stickers, and all persons parking in the parking areas shall comply with such system. Tenant and Tenant’s employees shall park their cars only in those portions of the parking areas that are from time to time designated for that purpose by Landlord. Landlord shall have the right from time to time to relocate parking areas within the Project for use by Tenant. Tenant shall furnish in writing the make, model, color and state automobile license number (automobile license numbers to be submitted on a yearly basis) assigned to Tenant’s cars within thirty (30) days after taking possession of the Premises and shall thereafter notify Landlord in writing of any changes within five (5) days. In the event Tenant or its employees, agents or licensees fail to park their cars in the parking areas so designated from time to time by Landlord, then any requirements in the Lease regarding prior notice to Tenant or the expiration of any grace period, or both, shall not apply and Landlord at its option shall have the following right and option, but only after first placing one prior written notice of violation on vehicles that are parked in violation of these parking rules and regulations, to tow such vehicles away each at Tenant’s or the vehicle owner’s cost and expense. Parking areas shall be used only for parking vehicles no longer than full-size passenger automobiles, SUV’s or ½ ton pick-up trucks. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or elsewhere in the Project is prohibited. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

21.

Tenant shall provide Landlord forty-eight (48) hour notice if it intends to operate any form of shuttle or bus service (whether on a recurring basis or for a one-time special event). In order to maintain and operate the parking areas in an orderly manner and provide for the safety of the tenants, Landlord reserves the right to designate drop-off and pick-up locations and traffic flow patterns.

 EXHIBIT C

OPERATING EXPENSES

1.     Tenant shall pay Tenant’s Proportionate Share of Basic Cost (defined below). Landlord shall make and notify Tenant of its good faith estimate of Tenant’s Proportionate Share of Basic Cost for the applicable calendar year (or part thereof), whereafter, Tenant shall pay to Landlord, in advance, concurrent with the monthly payment of Basic Rental, an amount equal to Tenant’s Proportionate Share of Basic Cost for the year divided by 12 (or such lesser number of months as applicable). Landlord shall furnish to Tenant a written statement (the “Annual Operating Statement”) reflecting the Basic Cost for the calendar year (as may be adjusted as provided herein). Said statement shall be furnished by April 1 immediately following the applicable calendar year, or as soon thereafter as practicable. From time to time during any calendar year, Landlord may re-estimate the Basic Cost for that calendar year and the monthly installments of Basic Cost payable by Tenant shall be adjusted accordingly so that, by the end of the calendar year in question, Tenant shall have paid the full Tenant’s Proportionate Share of Basic Cost as estimated by Landlord for such year. The Basic Cost shall be prorated for any portion of the Term which is less than a full calendar year.

2.     The term “Basic Cost” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project (including the associated parking facilities), determined in accordance with modified federal income tax basis accounting consistently applied, including but not limited to the following:

(a)     Wages and salaries of all employees engaged on-site in the Project in the operation, repair, replacement, maintenance, landscaping and security of the Project, including taxes, insurance and benefits relating thereto, such costs to be allocated based on the relative rentable square footage of the buildings directly managed by these personnel if they are providing services to multiple buildings and/or projects;

(b)     All supplies and materials used in the operation, maintenance, landscaping, repair, replacement, and security of the Project;

(c)     Annual cost of all capital improvements made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, provided that in no event may such cost of such improvements exceed the anticipated cumulative reduction in operating costs resulting from such improvement, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, in each case as amortized over the useful economic life of such improvements as determined in accordance with modified federal income tax basis accounting consistently applied;

(d)     Cost of all utilities, other than the cost of utilities paid directly by Tenant or actually reimbursed to Landlord by Tenant or other Building tenants (including Tenant under Section 4 (b) of the Lease);

(e)     Cost of any insurance or insurance related expense applicable to the Project and Landlord's personal property used in connection therewith;

(f)     All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation), excluding, however, federal and state taxes on income (collectively, “Taxes”) (and Landlord shall make reasonable and diligent efforts, as deemed necessary or appropriate in Landlord’s reasonable discretion, to contest property valuations and otherwise minimize Taxes which may include retaining a tax consultant to assist in determining the fair tax valuation of the Project and protesting any unfair valuations, with all associated costs being a Basic Cost). For avoidance and doubt, Taxes shall include any margin tax and/or any other business tax under Texas Tax Code Chapter 171 and/or any successor statutory provision for reports due under any such provision to the extent attributable to rent and additional rent, provided that (i) if the Landlord owns more property than the Project, Landlord shall calculate such margin tax liability assuming that the Project was the only asset owned by Landlord, and (ii) Taxes shall not include any margin tax attributable to a sale of all or a portion of the Project or other capital events such as a refinancing or a sale of ownership interests. Notwithstanding the above, if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Project, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for the purposes hereof;

(g)     Cost of repairs, replacements, and general maintenance of the Project, other than replacement of the Building Systems that is capital in nature (unless such replacement is a permitted capital expenditure pursuant to subsection (c) above), roof, foundation and exterior walls of the Building;

(h)     Cost of service or maintenance contracts with independent contractors for the operation, maintenance, landscaping, repair, replacement, or security of the Project (including, without limitation, alarm service, window cleaning, and elevator maintenance);

(i)     A management fee, which may be paid to Landlord or any affiliates thereof, not to exceed 4% of the gross scheduled rent of the Building (Tenant’s Proportionate Share of such management fee shall not exceed 4% of Basic Rental payable with respect to the Premises);

(j)     Costs for landscaping and maintaining the medians within the Park, such costs to be allocated based on a fraction of which the numerator is the linear footage of frontage of the Project to International Parkway and the denominator which is the total linear footage of frontage in the Park bounded by the medians; and

(k)     Security for the Project, such costs to be allocated to each building based on relative rentable square footage when multiple buildings are covered by one contract.

Any Basic Cost incurred in connection with any work performed, or services provided, to or for the benefit of one or more of the buildings located in the office park of which the Project is a part and commonly referred to as the International Business Park (the “Park”) shall be allocated between all such buildings, including the Building, on a per square foot of rentable area basis.

There are specifically excluded from the definition of the term “Basic Cost” costs (1) for capital improvements made to the Project, other than capital improvements described in Section 2.(c) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord or any other costs associated with any such loans; (4) for depreciation of the Building; (5) for leasing commissions, marketing or advertising expenses; (6) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (11) any costs, expenses, repairs or replacements necessitated by Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s vendors or contractors or other tenants in the Project; (12) amounts reimbursed to Landlord pursuant to any warranty or by any other tenant or third party; (13) reserves for future expenses; (14) late charges or penalties incurred as a result of Landlord’s failure to pay any bills or charges when due; (15) salaries of officers and executives of Landlord and general overhead of Landlord (not including any goods or services used or provided directly for the benefit of the Project); (16) amounts incurred to remediate any hazardous substances as defined by applicable environmental law unless caused in whole or in part by Tenant, its officers, employees, agents, contractors or customers; and (17) for rent or other payment due under any ground lease for any or all the Land; (18) costs, fines, penalties or legal fees incurred due to the late payment of any Basic Cost; (19) any amounts paid to any subsidiary or affiliate of Landlord for goods and/or services in connection with the Project to the extent the same exceed the cost of such services rendered by unaffiliated third parties of comparable skill and competence. There shall be no duplication of any Basic Cost. Basic Cost shall be “net” only, and for that purpose shall be reduced by the amounts of any cash discounts, reimbursements, abatements, refunds or credits actually received by Landlord (net of the reasonable costs and expenses of obtaining the same, if any) with respect to any item of cost that is included in Basic Cost. Landlord acknowledges and agrees that Tenant has obtained an abatement agreement from the applicable taxing authorities which is based in part on the number of employees maintained by Tenant at the Premises (the “ReachLocal/City of Plano Property Tax Abatement”). Landlord hereby covenants and agrees that Tenant shall receive the 100% of the benefit actually derived from the ReachLoach/City of Plano Property Tax Abatement, subject to the remainder of this section. Accordingly, notwithstanding anything to the contrary set forth herein, Tenant’s Proportionate Share of Taxes shall be based on (i) the Taxes that would have been payable with respect to the Project then assessed Taxes without the benefit of the ReachLocal/City of Plano Property Tax Abatement, less (ii) the total amount of the abatement or credit received by Landlord with respect to the Project under the terms of the ReachLocal/City of Plano Property Tax Abatement. Tenant shall bear full responsibility for ensuring compliance with the ReachLocal/City of Plano Property Tax Abatement and shall indemnify and hold harmless Landlord from any loss or cost incurred as a result of the ReachLocal/City of Plano Property Tax Abatement (it being specifically agreed and understood that the foregoing indemnity is intended to indemnify Landlord against the consequences of its own negligence). Any retroactive recoupment of abated taxes under the ReachLocal/City of Plano Property Tax Abatement shall be paid by Tenant. Tenant acknowledges that, notwithstanding anything to the contrary in the ReachLocal/City of Plano Property Tax Abatement, Tenant may not pursue its own appeal of the Building’s taxable value.

The Annual Operating Statement shall include (i) a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in Section 1 of this Exhibit and (ii) a copy of all Tax bills for the previous year together with a calculation of Tenant's Proportionate Share of such Taxes and the amount of any abatements, discounts or credits applicable to such Taxes. If the Annual Operating Statement reveals that Tenant paid more for Basic Cost than the actual Tenant’s Proportionate Share of Basic Cost in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within thirty (30) days after delivery of the Annual Operating Statement; conversely, if Tenant paid less than the actual Tenant’s Proportionate Share of Basic Cost, then Tenant shall pay Landlord such deficiency within thirty (30) days after delivery of the Annual Operating Statement.

With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Variable Basic Costs (defined below) for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof; provided, however that the total Basic Costs to be paid by tenants of the Building shall not exceed the total amount paid by Landlord for the Basic Costs for the Project. As used herein, “Variable Basic Costs” means any Basic Cost that is variable in correlation with the level of occupancy of the Building.

Landlord shall maintain books and records reflecting the Basic Cost in accordance with sound accounting and management practices, consistently applied, applying the modified federal income tax basis method of accounting. Upon receipt of the Annual Operating Statement, Tenant, at its expense, shall have the right, upon thirty (30) days written notice to Landlord, to audit or cause to be audited the financial records for the Project (including, without limitation, Landlord’s paid tax receipts) for the period reflected in such statement and for the two (2) years prior to the period reflected in such statement. Such audit must be completed during normal business hours in the property manager’s office or other location reasonably designated by Landlord in the Dallas metropolitan area and within one hundred eighty (180) days of Tenant’s receipt of such statement. In the event such audit reflects that Tenant has been overcharged for Tenant’s Proportionate Share of Basic Cost by 5% or more, Landlord shall pay to Tenant the reasonable cost of the audit within thirty (30) days following receipt by Landlord of written demand. Landlord shall credit any overpayment determined by the final approved audit report against the next Basic Rental due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the final approved audit report within thirty (30) days of determination. The foregoing obligations shall survive the Expiration Date.

For purposes of calculating Tenant’s Proportionate Share of Basic Cost, the maximum increase in the amount of Controllable Basic Cost (defined below) that may be included in calculating such Tenant’s Proportionate Share of Basic Cost for each calendar year after the third full calendar year of the Term shall be limited to 5% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Basic Cost that may be included in Tenant’s Proportionate Share of Basic Cost for each calendar year after the third full calendar year of the Term shall equal the product of the Controllable Basic Cost for the third full calendar year of the Term and the following percentages for the following calendar years: 105% for the fourth full calendar year of the Term; 110.25% for the fifth full calendar year of the Term; etc. “Controllable Basic Cost” means all Basic Cost which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs, and costs incurred to comply with governmental requirements.

 EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

1.     Acceptance of Premises. Except as set forth in this Exhibit or as required by Landlord’s Work, Tenant will accept the Premises in accordance with Section 3(b) of the Lease.

2.     Space Plans.

(a)     Preparation and Delivery. On or before December 16, 2013 (the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by Merriman Associates/Architects, Inc. or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

(b)     Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question.

3.     Working Drawings.

(a)     Preparation and Delivery. On or before the 60th day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises which approval may not be unreasonably withheld, conditioned or delayed; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable laws.

(b)     Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within five business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within seven business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten business days (or, in the case of resubmitted working drawings, within five business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.

(c)     Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, and (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner. As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto; “Tenant’s Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings; and “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause Tenant’s Work to be performed in accordance with the Working Drawings.

4.     Contractors; Performance of Work. The Tenant’s Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before Tenant’s Work is commenced. The Tenant’s Work shall be performed in a good and workmanlike manner free of defects, shall substantially conform with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with Tenant’s Work (e.g., elevators, excess electricity, etc.), and Landlord shall not unreasonably withhold its consent to any requested scheduling.

5.     Construction Contracts.

(a)     Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord in a form acceptable to Tenant’s representative for Tenant’s Work, which shall comply with the provisions of this Section 5 and provide for, among other things, (1) a one-year warranty for all defective Work; (2) a requirement that Tenant’s Contractor maintain general commercial liability insurance of not less than a combined single limit of $5,000,000, naming Landlord, Landlord’s property management company, Landlord’s asset management company, Landlord’s Mortgagee, Tenant, and each of their respective Affiliates as additional insureds; (3) a requirement that the contractor perform Tenant’s Work in substantial accordance with the Space Plans and the Working Drawings and in a good and workmanlike manner; (4) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (5) those items described in Section 5(b) below (collectively, the “Approval Criteria”). Landlord shall have three business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within two business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two business days to notify Tenant whether it approves the revised construction agreements. If Landlord fails to notify Tenant that it disapproves of the construction agreements within three business days after the initial construction agreements or two business days after the revised construction agreements (as the case may be) are delivered to Landlord, then Landlord shall be deemed to have approved the construction agreements.

(b)     All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (1) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (2) be in a contract form that satisfies the Approval Criteria, (3) require the contractor and each subcontractor to name Landlord, Landlord’s property management company, Landlord’s asset management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Work, (4) be assignable following an Event of Default by Tenant under the Lease to Landlord and Landlord’s Mortgagees, and (5) contain at least a one-year warranty for all workmanship and materials.

6.     Change Orders. Tenant may initiate changes in Tenant’s Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Building’s common areas or elevator lobby areas, or (4) the timeline for the substantial completion of Landlord’s Work. If no event will any change order requested by Tenant extend the 120-day construction period set forth in the definition of the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of Tenant’s Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to Tenant’s Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

7.     Definitions. As used in this Exhibit “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean Tenant’s Work in the Premises is completed (as reasonably determined by Landlord’s architect) in substantially accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.

8.     Walk-Through; Punchlist. When Tenant considers Tenant’s Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of Tenant’s Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing Tenant’s Work to complete all punchlist items within 30 days after agreement thereon.

9.     Excess Costs. The entire cost of performing Tenant’s Work (including design of and space planning for Tenant’s Work and preparation of the Working Drawings and the final “as-built” plan of Tenant’s Work, costs of construction labor and materials, electrical usage during construction outside of the normal business hours set forth in Section 6(a) of the Lease, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid to the contractor by Tenant prior to any Construction Allowance draw requests. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance. Landlord shall provide utilities to the Premises during the construction of Tenant’s Work, at no cost to Tenant except as otherwise set forth above.

10.     Construction Allowance. Landlord shall provide to Tenant a construction allowance equal to $40.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to Tenant’s Work. No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) 50% of the anticipated amount by which the projected Total Construction Costs exceed the amount of the Construction Allowance. Total Construction Costs shall include architectural and design fees and expenses, structural engineering fees and expenses, mechanical, electrical and plumbing fees and expenses, Landlord’s construction management fee, Tenant’s construction and project management fees and expenses, municipal fees and charges and any related taxes. Landlord shall pay to Tenant’s vendors the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for Tenant’s Work, fully executed, acknowledged and in recordable form, and (c) the Architect’s certification that Tenant’s Work for which reimbursement has been requested has been completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Construction Allowance: (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant’s occupancy of the Premises, (3) delivery of the architectural “as-built” plan for Tenant’s Work as constructed (and as set forth above) to Landlord’s construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant’s designated vendor(s) within 30 days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 days following Landlord’s receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of Tenant’s Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists. If the Total Construction Costs are more than the Construction Allowance, Landlord shall, at Tenant’s election, increase the Construction Allowance by up to $5.00 per rentable square foot in the Premises (the “Additional Construction Allowance”). The amount of the Additional Construction Allowance actually utilized by Tenant shall be amortized as additional Basic Rental over the initial Term at 8% per annum, in the same manner as a loan having equal monthly payments with full repayment over the initial Term. Tenant’s election to use all or a portion of the Additional Construction Allowance shall be made by written notice to Landlord given no later than the date which is 180 days after the date the Premises are delivered to Tenant. Within ten (10) days after Landlord’s request therefor, Tenant shall execute and return an amendment modifying the Basic Rental accordingly. After the final completion of Tenant’s Work and a reconciliation by Landlord, Landlord shall calculate any remaining balance of the Construction Allowance by deducting the Total Construction Costs from the Construction Allowance (the “Excess Construction Allowance”), and Tenant may use any Excess Construction Allowance towards the cost of Tenant’s installation of telephone and data networks, and cabling, furniture, fixtures and equipment, other specialty trade fixtures including security, and other move related costs, and the costs of the Signs. If Tenant fails timely (i) to make its election regarding utilization of the Additional Construction Allowance or (ii) to execute and return the required Lease amendment, then Landlord shall automatically be released from its obligation to contribute the Additional Construction Allowance. Following Landlord’s payment in full of the Construction Allowance (including the Additional Construction Allowance, if applicable), Tenant shall bear the remaining Total Construction Costs; any liens that may arise thereafter from the TI Work shall be governed by Section 7(d) of the Lease. The Construction Allowance must be used (that is, Tenant’s Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

11.     Construction Management. Landlord or its Affiliate or agent shall supervise Tenant’s Work and coordinate the relationship between Tenant’s Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee of $30,000.

12.     Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Tony Cummings c/o Billingsley 1722 Routh Street, Suite 1313 Dallas, Texas 75201 Telephone: 214-270-0942 Telecopy: 214-270-0992

Tenant’s Representative:	Charles Suh c/o Studley Project Management Services 19100 Von Karman Avenue, 10th Floor Irvine, California 92612 Telephone: 949-660-3554 Telecopy: 949-660-3556

13.     Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 7(a) and 19 of this Lease shall govern the performance of Tenant’s Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

14.     Landlord’s Approvals. If Landlord fails to respond timely to a properly-delivered request for approval or consent as required by this Exhibit D, Tenant shall deliver to Landlord a second written request stating the following, in bold, all caps type: “FAILURE TO RESPOND TO THE ENCLOSED REQUEST WITHIN THREE BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THIS NOTICE MAY RESULT IN THIS REQUEST BEING DEEMED APPROVED BY LANDLORD.” If Tenant fails to respond timely to such second request, the request shall be deemed approved.

EXHIBIT E

RENEWAL OPTION

1.     Provided no Event of Default exists, Tenant may renew this Lease for two (2) additional periods of five (5) years each for all of the Premises or a portion thereof not less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution), on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not earlier than eighteen (18) months and not later than twelve (12) months before the expiration of the initial Term. If Tenant’s written notice indicates that Tenant intends to renew this Lease for less than the entire Premises, Tenant’s notice shall also indicate those portions of the Premises to be surrendered. The configuration and location of that portion of the Premises proposed for surrender shall be subject to Landlord’s approval, which shall not be unreasonably withheld provided that such surrendered space is: (a) a contiguous whole, (b) easily accessible from the Common Areas, and (c) in a reasonably leasable configuration. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rental, if any, and the other terms and conditions offered. Tenant shall, within ten business days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

a.     The Basic Rental payable for each month during each such extended Term shall be at the Prevailing Rental Rate;

b.     The Premises shall be appropriately re-defined if this Lease is renewed for less than the entire Premises;

c.     Following Tenant’s exercise of its second renewal option hereunder, Tenant shall have no further renewal options unless expressly granted by Landlord in writing;

d.     If (i) the named Tenant exercising the renewal option is not the original named Tenant or an Affiliate thereof (i.e., is an unaffiliated third party assignee of the original named Tenant), or (ii) Tenant notifies Landlord that Tenant has assigned to a subtenant subleasing not less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution) the sole right to exercise the renewal option, then the amendment (or direct lease as to a subtenant) shall also release the original named Tenant from liabilities accruing under the Lease from and after the effective date of such renewal. In the event a subtenant subleasing not less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution) exercises a renewal option, Landlord hereby covenants and agrees to enter into a direct lease with such subtenant on the same terms and provisions as the Lease and the renewal option which shall be effective as of the date of such renewal; and

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e.     Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements unless included in the Prevailing Rental Rate.

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, and timely notifies Landlord thereof, Tenant and Landlord shall attempt to negotiate a mutually acceptable Prevailing Rental Rate within fifteen (15) business days. In the event Landlord and Tenant are unable to agree on a mutually acceptable Prevailing Rental Rate, then Tenant may, in its notice to Landlord, require that the determination of the Prevailing Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years’ experience in leasing office property and office buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within ten days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, Landlord shall provide one additional written notice to Tenant and if Tenant fails to respond within three (3) business days following receipt of such second notice, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

2.     “Prevailing Rental Rate” means the then-prevailing market rate for leases then being renewed or for new leases of second generation space then being entered into of equivalent quality, size, utility and location in Comparable Buildings, with the length of the extended Term, and the credit standing of the Tenant, taken into account and shall include allowances and adjustments for any tenant concessions (e.g., Tenant Improvement Allowances and free rent).

3.     Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated, (b) Tenant wrongfully assigns any of its interest in this Lease or wrongfully sublets any portion of the Premises, (c) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof, (d) Tenant has assigned this Lease and such assignee is occupying less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution) (except for temporary periods due to casualty or remodeling), or (e) the size of the Premises has been reduced to less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution).

4.     If Tenant assigns or sublets this Lease as to a portion (but less than all) of the Premises, only one party may exercise rights under this Exhibit (i.e., this Exhibit shall never be split among multiple parties).

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 EXHIBIT F-1

PARKING

Landlord shall provide and Tenant (and Tenant’s employees, clients, vendors and guests) shall be permitted the non-exclusive use of six parking spaces for every 1,000 square feet of the initial Total Premises Rentable Square Feet (as of the Lease Date) during the Term at no cost (except as provided below). If the Premises are expanded in excess of the initial Total Premises Rentable Square Feet, the parking allocation for such additional space shall be five spaces for every 1,000 square feet of additional space. All such parking shall be located in the parking area associated with the Project (the “Parking Area”) and shall be unassigned (except as otherwise provided in this EXHIBIT F-1). Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

Out of the parking allotment stated above up to 65 of such spaces shall be reserved for Tenant’s use. Tenant may elect which (if any) of such reserved spaces shall be covered “carport” spaces. Tenant agrees to pay (a) $25.00 per month per space for reserved uncovered spaces, plus applicable taxes, for the entire Term and (b) $50.00 per month per space for any reserved covered spaces, plus applicable taxes, for the entire Term.

Tenant may elect to require Landlord to construct an expansion to the Parking Area to allow for an additional one parking space for every 1,000 square feet of Total Premises Rentable Square Feet within the area shown on EXHIBIT F-2 attached hereto by delivering written notice of such election to Landlord on or before the last day of the 60th Lease Month. Landlord’s reasonably documented actual costs incurred in constructing such expanded Parking Area (provided land costs may not exceed Landlord’s per-square-foot cost at such time) shall be amortized as additional Basic Rental over the remaining portion of the initial Term (commencing upon Landlord’s delivery of such additional parking spaces to Tenant) at 8% per annum, in the same manner as a loan having equal monthly payments with full repayment over such remaining portion of the initial Term. Landlord confirms the current cost for the Parking Area land is $7.15 per square foot.

Landlord shall designate a minimum of twelve (12) parking spaces for short term visitor parking for the Building adjacent to the Building.

F-1-1

EXHIBIT F-2

EXPANSION PARKING AREA

F-2-1

EXHIBIT G

JANITORIAL SPECIFICATIONS

1.      JANITORIAL SERVICE SPECIFICATIONS FOR TENANT SUITES, COMMON AREAS ON TENANT-OCCUPIED FLOORS AND TENANT COMPUTER ROOMS.

Services listed below shall be provided in a manner that is consistent with the operation of Comparable Buildings.

A.     Nightly Services

i.	All surface areas, desks, file cabinets, counter tops, book shelves, credenzas, computer screens and other equipment will be dusted. Desk tops will be wiped down but no papers will be moved.
ii.	All glass top desks, glass doors, partitions, light switches and walls will be spot cleaned to remove smudges and fingerprints.
iii.	All carpeted areas will be vacuumed. All hard surface floors will be swept with a dust mop then damp mopped.
iv.	All trash receptacles and ash urns (exterior) will be emptied and cleaned. Liners will be changed whenever necessary. Trash/recycle will be taken to the designated areas for trash removal.
v.	All stairwells will be vacuumed and swept as well as dusted.
vi.	The elevator will be vacuumed and fingerprints removed from wall surfaces.
vii.

All kitchen countertops, tables and cupboard doors in break rooms will be cleaned and disinfected. Hand prints and smudges will be removed from the exterior of the refrigerator as well as any other appliances. Sinks and other chrome areas will be cleaned and polished.

viii.	All fixtures and appliances in the restrooms will be cleaned and sanitized. All chrome and mirrors will be cleaned and polished. All toilet paper, soap, towels and other supplies shall be re-stocked.
ix.	All commodes and urinals will be cleaned with a germicidal disinfectant. The use of an emulsion bowl cleaner will be used whenever necessary.
x.	Restroom floors will be cleaned using a germicidal disinfectant.

B.     Weekly Services

i.	All pictures and door frames will be dusted.
ii.

Partitions and walls in the restrooms will be completely wiped down with a germicidal disinfectant, unless needed more frequently (in which event, any costs associated with such additional service shall be at Tenant's sole cost and expense).

iii.	All VCT floors will be buffed and carpets will be spot cleaned where needed.

C.     Monthly Services

i.	All mini-blinds and A/C vents will be dusted.
ii.	Sanitize all telephones.
iii.	Clean entire interior glass partitions and doors.
iv.	All VCT floors will be waxed (more often as necessary) and baseboards polished.

D.     Annual/Biannual Services

i.	The interior of all exterior windows will be cleaned at least once per year, and the exterior of all exterior windows will be cleaned at least twice per year.

G-1

EXHIBIT H

SIGNAGE CRITERIA

SIGN CRITERIA

General: The purpose of these sign criteria is to create a graphic environment that expresses a distinctive identity for the Tenant in a way that is compatible with other signs on this and future buildings within International Business Park. Graphics should project quality, professionalism and a positive business image. Lettering shall be well proportioned and its proper spacing and legibility are important considerations. The names, logos or decals of manufacturers or installers shall not be visible except for information (if any) required by governing authorities.

Rights to Signage and Location: Tenant may have identification on the building directory. Each Tenant may also have a corridor mounted sign, provided by the Landlord at Tenant’s cost, indicating the tenant’s name and suite number. Requests for additional tenant identification or non-standard signage will be reviewed by the Landlord. The Landlord reserves the right to reject requests for additional or non-standard tenant signage without qualification.

Exterior building-mounted and site monument-mounted space is reserved for Tenants that have negotiated such rights in their respective Lease Agreements. Location rights for signage on the building and ground-mounted monuments will be determined by the Landlord. Sign locations facing International Parkway/Midway Road/Plano Parkway, and placement of graphics on monument signs will be reserved for tenants leasing larger spaces.

Signage Requirements: The following requirements apply to the design of your sign; however, in all cases, written approval must be obtained from the Landlord prior to the manufacture or installation of any signage. The Landlord reserves the sole right to make all determinations concerning interpretation of this sign policy.

Written approval by the Landlord and conformance with these criteria does not imply conformance with any applicable sign ordinances. The signage subcontractor is responsible for verifying with local authorities to ensure compliance with all applicable codes and ordinances. All permits and approvals are to be forwarded to the Landlord prior to sign fabrication.

H-1-1

Prior to awarding a contract for fabrication and installation, the Tenant is required to submit three (3) sets of drawings for final review and approval to:

BillingsleyDevelopmentCorporation

1722 Routh Street, Suite 1313

Dallas, TX 75201

Specific submittal requirements appear under each signage type.

Disallowed Signage:     The following signage is not allowed:

1	Secondary entry signs.
2	Roof signs or box signs.
3	Cloth signs.
4	Exposed seam tubing.
5	Animated or moving components.
6	Intermittent or flashing illumination.
7	Iridescent painted signs.
8	Letters mounted or painted on illuminated panels.
9	Signs or letters painted directly on any surface except as herein provided.
10	Temporary Signage.

Sign Type Specifications

Monument Sign Design Specifications (EXHIBIT A): Subject to the terms and conditions of the Lease and as stipulated in this section, monument signs shall conform to and the following criteria:

Submittal to Landlord: Tenant submittals shall include requested company title.

Signage Design: At all buildings, Universe 67 font shall be used. All signage shall match the existing style for the building as indicated below:

Type	Type A	Type B
Sample Monument Sign
Buildings	4000,4100,4120,6400,6404,6500, and 6504 International, and 4100 Midway	6100 Plano Parkway
Lettering Specifications	6”; Metal; Universe 67; ALL CAPS; PMS Black 7C; Baked-on gloss finish.	10”; Metal; Universe 67; ALL CAPS; PMS Black 7C; Baked-on gloss finish.

H-1-2

Logos will not be allowed. Signage must be approved in advance by the Landlord.

Tombstone Sign Design Specifications: Subject to the terms and conditions of the Lease and as stipulated in this section, tombstone/secondary monument signs shall conform to Exhibit __ and the following criteria:

Submittal to Landlord: Tenant submittals shall include requested company title.

Signage Design: At all buildings, Universe 67 font shall be used. All tombstone signage shall match the style specifications below:

Type	Tombstone
Sample Tombstone Sign
Maximum Sign Size	36” x 36” x 8”
Lettering Specifications	6”; Metal; Universe 67; ALL CAPS; PMS Black 7C; Baked-on gloss finish.

Logos will not be allowed. Signage must be approved in advance by the Landlord.

Exterior Building Mounted Signage: Subject to the terms and conditions of the Lease and as stipulated in this section, building mounted signage shall conform to Exhibit __ and the following criteria:

Submittal to Landlord: Tenant submittals shall include an elevation of the affected building facade and proposed sign drawn to a minimum scale of 1/4" = 1'-0". Drawings must include a cross-section showing electrical connections and proposed methods of attachment to building. Tenant’s sign contractor shall visit the site to verify existing conditions prior to preparation of shop drawings and to obtain information needed to prepare these submittals.

Signage Design: Universe 67 All Caps is the required font. Size and location are subject to approval of the Landlord. Logos will not be permitted. Box type signs are not permitted.

H-1-3

Sign Construction: Exterior building mounted signs shall be internally illuminated acrylic faced individual letters mechanically attached to the non-glass portion of the building face. Letters shall appear black when not illuminated, white when illuminated. Letters shall be constructed of 3M perforated or equal blacking overlaid on translucent white acrylic faces with minimum .063 gauge aluminum returns and minimum .080 gauge aluminum backs. Aluminum joints are to be fully welded. Mechanical joining is not allowed. No armor plate or wood may be used in the manufactured returns. Returns are to be painted flat black. The trim cap is to be one inch (1") flat black “Jewel Lite.”

Signage Size/Length/Area: Height of letters shall not exceed thirty inches (30"). Multiple rows of lettering are not to exceed thirty inches (30") in height including spaces between rows. The minimum letter size is twelve inches (12"). The individual letter depth is Five inches (5") minimum, or as required to diffuse LED for uniform appearance. The maximum allowable signage length and area will be determined by the Landlord.

Illumination and Wiring: All signs must be UL labeled and be installed according to all applicable codes and the National Electrical Code. Lamps shall be true white LED lighting. Quantity and placement of LED shall be adequate to provide uniform lighting across the entire width and length of each letter. Transformers and secondary wiring are to be concealed behind parapets or within the ceiling plenum. Electrical power shall be brought to the required location at Tenant’s sole expense. Conduit, wiring and similar components shall not be visible from the ground. Final electrical connection of sign to transformer box must be performed by a licensed electrician approved by Landlord. Timer controls for all signs are to be set per Landlord requirements.

Signage Installation: Letters are to be located on the building as determined by the Landlord. Attachment of the sign is to be made using non-corrosive mechanical fasteners into nominal 8” thick reinforced concrete tilt-wall panels. Tenant will be responsible for all damage to the building incurred during sign installation or removal. Upon removal of the sign, the Tenant will be responsible for repair and refinishing of all affected building surfaces.

Interior Signs: Interior signs identifying fixed building elements, suite numbers and a building directory identifying tenant names and suite numbers will be provided by the Landlord at Tenant expense. Tenant Identification signs (Tenant name, logo) for suite entries are to be provided by each tenant. Sign size and location shall comply with all local codes and ordinances, as well as ADA/TAS. Shell Building Interior signage comprises:

1     Building directory (lobby)

2     Tenant suite number identification

3     Stair identification

4     Restroom identification

5     Mechanical spaces

6     Emergency egress directions

H-1-4

Tenant signs within the lease space are allowed, and will be provided by tenant. Size, color and configuration shall be compatible with the building standard graphics. Content of the signs shall be at the tenant’s option subject to approval by the Landlord.

Interior Signage Design and Construction:

Building Directory comprises a 24” X 30” thermoplastic plate with raised Universe 65 text. Tenant name and suite numbers are silk-screened onto thermoplastic plate.

Tenant Suite Identification (Corridor Frontage) signs are 6” x 6” thermoplastic plate, with a coated background, and black faced raised text. Tenant Logo/Font is allowed. Braille characters are raised and coated to match the sign color.

Tenant Suite Identification (Lobby Frontage) signs are 6” x 6” thermoplastic plate, with a coated background, and black faced raised text. Text is Universe 65, black. Braille characters are raised and coated in black.

Stair, Restroom, Mechanical and Emergency Egress Identification signs are 4” x 6” thick thermoplastic plate, and black faced raised text. Text is Universe 65. Braille characters are raised magnesium. Raised black pictograms are provided for Men’s Room, Women’s Room, and Stairs.

Tenant Identification Signage (Corridor Frontage):      Tenants utilizing corridor frontage signage may also have signage inside their space in compliance with the guidelines below for Lobby Frontage Tenant Identification Signage. Lobby Frontage Tenant Identification Signs are signs that are located on the following:

●	Wall inside tenant’s lobby space

Corridor Frontage Tenant Identification Signage may be of any letter style or design, provided they are sized and located according to the following requirements.

Submittal to Landlord: Submittals for Tenant Identification shall include a dimensioned elevation of the sign and the affected surrounding architectural elements drawn to a minimum 1/4" = 1'-0" scale. Drawing shall indicate the type, color and thickness of sign materials and the proposed mounting method. Tenant shall submit a sample of all sign materials in the finishes and colors specified on the drawings. All such signs shall be mounted on glass doors or glass sidelights. Sign submittals shall include samples of the glass if other than clear glass. Tenant’s sign contractor shall visit the site to verify existing conditions prior to preparation of shop drawings.

Signage Design and Construction: Signs may be text or graphic designs or a combination of both, subject to the size and placement requirements outlined below. Signs may be of any sign material and color subject to written approval from the Landlord. Illuminated Tenant Identification signage is prohibited.

Signage Size: No Tenant Identification sign may exceed twenty-four inches (24”) high maximum, forty-eight inches (48”) wide maximum and four (4) square feet in area, as defined by a rectangle surrounding a regularly shaped sign, or as defined in the case of an irregularly shaped sign by a rectilinear perimeter of not more than eight (8) straight lines enclosing the extreme limits of any figure or character.

H-1-5

Tenant Identification Signage (Lobby Frontage): Tenants utilizing lobby frontage signage may also have signage inside their space in compliance with the guidelines above for Corridor Frontage Tenant Identification Signage. Lobby Frontage Tenant Identification Signs are signs that are located on the following:

1	Glass on tenant door (all tenant doors are to be glass) *
2	Glass on tenant entry sidelight or other glass tenant lobby frontage areas (all tenant entries are to include glass sidelight – space permitting)*

*All tenants with lobby frontage space are limited to two Lobby Frontage sign.

Lobby Frontage Tenant Identification Signage may be of any letter style or design, provided they are sized and located according to the following requirements.

Submittal to Landlord: Submittals for Tenant Identification shall include a dimensioned elevation of the sign and the affected surrounding architectural elements (doors, glass etc.) drawn to a minimum 1/4" = 1'-0" scale. Drawing shall indicate the type and medium (clear or frosted). All such signs shall be mounted on glass doors or glass sidelights. Tenant’s sign contractor shall visit the site to verify existing conditions prior to preparation of shop drawings.

Signage Design and Construction: Signs may be text or graphic designs or a combination of both, subject to the size and placement requirements outlined below. Signs are subject to written approval from the Landlord. Signs located on glass are restricted to painted, vinyl or screened lettering or graphics matching the existing clear and frosted glass conditions and not projecting more than 1/32” from the glass surface. Illuminated Tenant Identification signage is prohibited.

Signage Size: No Tenant Identification sign may exceed the signage band of 36” in height, and the signage band shall begin at 60” above the floor and extend to 96” above the floor of any glass piece, as depicted below.

H-1-6

Sample approved layouts:

H-1-7

EXHIBIT A to Signage Criteria

Hyundai

Univers 67 Condensed

6100

Univers 67 Bold Condensed

SIDE VIEW

Hyundai
Tenant Name 2
Tenant Name 3
Tenant Name 4

18' - 0"
5' - 0"
6"
Hyundai
Tenant Name 2
Tenant Name 3
Tenant Name 4
6100

Alternating brushed aluminum and satin aluminum pan sign with concrete base and concrete border painted white to match building. Tenant names are 1/4" thick acrylic painted gark gray, applied to surface. Address is 1/4" thick acrylic painted satin white, applied to surface.

BILLINGSLEY CO. | 6100 International Parkway Building Monument Sign | Scale: 1/2" = 1'- 0" | Modified 1/7/11

2cdesign
5014 West Purdue Avenue, Dallas, TX 75209

H-1-8

EXHIBIT I

LANDLORD’S WORK

Design and construction of the shell and core of the Building (collectively referred to in this Lease as “Landlord’s Work”). The Building Core and Shell Work shall all be designed and constructed at a standard equivalent to the buildings in International Business Park and shall include the following:

A.	Landlord shall cause the site and the buildings to be designed, engineered and constructed in substantial conformance to these Landlord Delivery Conditions (“Outline Specifications”).

B.

Details of architecture shall be in substantial conformance with details of the conceptual design that was presented to Tenant in late February as mutually agreed upon by tenant and Landlord and reflected on plans that have been approved by Tenant.

C.

All areas of the Building shall be fully permitted and constructed by Landlord and shall be in complete compliance with the most recent version of applicable local, state and federal building codes and regulations including the Americans with Disabilities Act, necessary for occupancy.

D.	At time of delivery Landlord shall provide all areas within the Premises in broom clean condition and all systems serving the Premises or within the Premises shall be in good working order.

E.	Site Work:

1)

Design, construction and installation of all site work, parking lots and landscaping, site drainage, roads, off-site work and other requirements to serve the project (the “Site Work”). The Site Work shall include the following:

a)	All landscaping, together with a sprinkler system to serve the same. Final landscape design to be mutually agreed upon by Tenant & Landlord within Landlord's budget;

b)

All parking areas, including striping, directional signs and markings, handicapped markings and signage, and all sidewalks, walkways, driveways and street connections, including walkways to be provided to every entry/exit door to new building;

c)	All parking lot lighting, driveway lighting and landscape lighting;

d)	Trash enclosures;

e)

Underground utilities connections from the main lines of the purveyors to the Buildings. Landlord to provide empty conduit lines from the property line to the main electrical room in the Building; the transformer pad, and the empty conduit for dual feed to the Building's electrical room is part of the base building.

f)	All required mass grading and detention basins required for storm water;

g)	All streets and offsite work required of the site development;

h)	Provide an enclosure on site for tenant’s generator. Generator size shall be approximately 200kVA;

i)	Provide a shared outdoor seating area with sunshade. Location to be mutually determined by Landlord and Tenant.

j)	The building will be designed to accommodate the delivery, loading and unloading of tenant's fixtures, furniture and equipment.

2)	The landlord to ensure that all site and infrastructure requirements are substantially complete prior to commencement of tenant improvement construction.

F.	Building structure:

1)

Building structure shall be steel frame and load bearing exterior tilt-up concrete panels. Typical bay span to be 30'x40' with 100 lb/SF live load +20 lb/SF for partitions on the first floor and 60 lb/SF live load +20 lb/SF for partitions on the second and third floors. Any High density files or heavy loads shall be placed on the ground floor per structural engineer recommendations.

2)	Foundations shall be straight shafted drilled piers to rock of per geotechnical engineer's report and recommendations.

3)

Each floor of the building shall accommodate a minimum 10'0” finished ceiling height throughout and adequate plenum space to accommodate Tenant's light fixtures, main and secondary HVAC distribution, data/telecom cabling, fire protection and other requirements that the tenant has within the ceiling plenum.

4)

Ground floor concrete floor slab to be 5” reinforced concrete slab over engineered sub grade. Upper floor slabs to be concrete with minimum thickness of 2.5” over 1.5” metal deck (4” total). Floor flatness and levelness tolerances shall meet overall values of FF=25 and FL=20.

5)	The building floor to floor heights shall be no less than 15'0” for all floors to accommodate the required finish ceiling height.

6)	The fire exit stairs shall be pan-filled metal stairs. The main lobby stair shall be an open stair plan with a bridge per Landlord's typical, if applicable.

7)	All fire-sating required by code between floors, if applicable.

8)	All miscellaneous metals, lintels and connection details as required for the complete structural system.

G.	Exterior Building:

1)	Exterior walls to be 8.5” thick concrete tilt-wall panels with 0.75” reveal for 9.25” total thickness and curtain wall with 7” deep clear anodized aluminum frames.

2)

Exterior windows shall be on average 7.5'x10' punched openings with 5” deep clear anodized aluminum frames. Glazing head height shall be 10'0”. The glazing ratio used in the skin will be a minimum of 40% of the skin area (including parapet). Glazing sections shall be commercial grade 1” thermally broke double glazing units with a minimum of low e coating.

3)

Provide manual roller shade window coverings at all exterior windows. Landlord is preparing alternate pricing for this request. The Tenant Improvement Allowance may be used to pay the actual costs of this alternative.

4)	All required insulation at the exterior walls and roof areas compliant with codes.

5)	Main building entrance to be full height glass and include a two story lobby area that meets Tenant's security and image requirements.

H.	Roofing:

1)

Landlord shall utilize the best materials and engineering practices available and include a 15-year warranty. The roof shall comply with similar specifications of a Class A building subject to Tenant's reasonable review and approval.

2)	The design of the roof and materials specified shall incorporate R-19 insulation with TPO single ply membrane. The roof loads will be designed per minimum local jurisdiction requirements.

3)	The roof finish shall meet “cool roof' requirements.

4)	Provide walkway pads to base building mechanical equipment. Provide areas for Tenant's after hours and 24-hour HVAC equipment.

I.	Common Area:

1)

Men's and women's toilet rooms on each floor of the Building, per local codes, including the Americans with Disabilities Act and life safety issues. Provide a minimum one restroom plumbing fixture for every three thousand square feet of rentable area. Toilet rooms shall be to a finished condition with tile walls (on wet walls only) and floor, Drywall ceilings, floor mounted toilet partitions, wall mounted urinals, floor mounted toilets and under-mounted sinks. Other finishes to be mutually selected by Landlord and Tenant to match Tenant's Work;

2)

Minimum of one (1) main electric room located on the first floor of the building to accommodate switch gear and electrical equipment as required to service the building and a minimum of two (2) supplemental Electrical/telephone rooms (IDF's) per floor, ( approx. 8'x10'), no greater than 280' apart on each floor. All the electrical rooms to have installed code compliant transformers, distribution panels and subpanels with breakers installed ready for Tenant's distribution and use.

3)

Provide a Main Distribution Facility room (MDF), approximate size to be 10x12, located centrally on the 1st floor of the Building to terminate all external telecommunication facilities, conduits and equipment as required of the telecom service providers from MDF to all IDF's

4)

Building stairways for exiting that are required by code, with base building finishes on all walls, ceiling and stairs and a j-box only at each stairwell door for Tenant's use to install a card access system. The Tenant Improvement Allowance may be used to pay the actual costs of this alternative. Mechanical equipment rooms as required for the Building;

5)	Drywall on all core walls (including elevator lobby) and stairwells and shafts as required,

6)

All doors and frames (minimum 3'-0”xB'-0”) for common area rooms meeting all rating requirements per code. All interior doors shall be Quartered Maple wood veneer solid core doors with clear finish per tenant request. Frames shall be clear anodized Raco aluminum frames or equal;

7)	Smooth and level (1/4” deflection over ten (10) foot span) concrete floor on each floor in accordance with industry standards

8)

Provide two (2) Finished Elevators for the Building meeting applicable building code requirements. Minimum of one full-time passenger elevator and one passenger/service elevator. All elevators shall be equipped with card access system and have finishes on walls and ceiling; The cost for the card access system is included in the cost for 1.4 above.

9)	Noise levels found in all occupied office space within the Premises created or dispersed by equipment and ductwork shall be measured and achieve a minimum noise coefficient as follows:

a.	The maximum acceptable noise levels shall conform to the following:

i.	Adjacent to the building core and extending out a distance of 10 feet ii. NC40.

ii.	General office areas NC35

iii.	Lobbies, toilets, commercial area NC40

iv.	Perimeter offices NC35

v.	Adjacent to roof penetrations and HVAC supply NC35

J.	Fire Protection:

1)	Provide completed fire sprinkler system including mains and drops as required for all restrooms, lobby, stairwells and all other rooms such as MDF and IDF's with semi recessed chrome heads;

2)

Temporary protection consisting of mains, laterals and uprights, installed throughout the building according to applicable codes. All finished common areas and stairwells shall be fitted with complete fire sprinkler systems and fire alarm system as required by code upon occupancy;

3)	Deleted.

4)	Provide required flow tamper switch and pressure switches;

5)	Fire protection alarm and communications system installed according to NFPA 13 and all applicable code;

6)	Provide recessed fire extinguisher cabinets located on each floor to comply with local fire code;

K.	Plumbing:

1)	Provide all sanitary waste, vent stacks and domestic water required to service all common area restrooms and janitor closets;

2)

Provide men's and women's showers at one restroom location on the ground floor with three (3) shower stalls in each. The Tenant Improvement Allowance may be used to pay the actual costs of this alternative. Provide a minimum of two points of access for domestic cold and hot water, sanitary waste and vent for Tenants distribution, on each floor of the building;

3)

Provide domestic/potable water service including backflow preventers and pressure reducing valves to the building. Extend water lines to each floor of Tenant's space. Water and sewer points of connection will be provided at the restrooms. Extensions for future connections will be at Tenant’s expense;

4)	Provide hot water heater(s) for;

a.	all core restrooms and janitor rooms, and

b.	stubbed to Tenants space on each floor for future use;

5)	Provide stub outs for all first floor underground waste and water required for Tenant's food service and interior improvements;

L.	Gas:

1)	Provide gas service to each building which capacity shall be mutually agreed upon by Tenant and Landlord; The building will not have natural gas service.

M.            HVAC systems:

1)

HVAC base building system to be designed and delivered to accommodate Tenants required cooling loads. The cooling system can be designed as “Air Cooled” custom package unit or chilled water system with all associated piping to service the facility.

The system shall include DDC controls on all units and be zoned to utilize/control half the floor on an after-hours operational basis. The base building shell shall include the installation of the medium pressure duct loop for Tenant Improvements.

The base building design for cooling shall be sized to accommodate a 1 person per 150 square foot average density exclusive of equipment and lighting loads. The estimated delivery tonnages for the office portion shall be approx. 460 tons for the two floors excluding any supplemental cooling required of the Data Center and 24-hour operation.

2)	Provide cooling to all base building common areas including lobby, restrooms, electrical rooms, elevator machine rooms, and janitor closets as required;

3)	Provide exhaust systems as required for all common areas and restrooms;

4)	Acoustical sound attenuation for all base building mechanical systems;

N.	Electrical:

1)	Landlord to provide enclosure for the generator and underground conduit lines which will be stubbed into the Building’s main electrical room.

2)

Landlord to provide the main power service from the utility provider to the entry point in the building (MPOE). Service shall be a TXU Electric Pad Mount transformer, 277/480 Volt 3-Phase, 2,500 Amps, on the site and distributed into the building to the main electric room.

3)	All power and lighting for common area interior spaces;

4)	Tenant lighting to be 2'x4' recessed direct/indirect light fixtures provided at a ratio of 1:100 square feet;

5)

Provide block-outs and conduit stubs under first floor slab for Tenant's floor feeds for power and tele/data cabling. Tenant must identify the location no later than August 1, of 2013. The cost is to be determined based on the Tenant defined scope. The Tenant Improvement Allowance may be used to pay the actual costs of this alternative.

6)	Provide code required Fire Alarm system for all floors and common area;

7)	Provide lightning protection system at each building and allowance for Tenant to connect critical items to the system;

8)	Required electrical power (including panels, breakers, transformers and switch gear) to be provided for Tenant's lighting, HVAC, office and equipment usage with the following estimated capacities;

a.	Power and equipment - 7 watts per rentable square feet. Landlord will provide 8 watts per rentable square foot in the quoted rental rate.

b.	Lighting - 1 watts per rentable square feet. Code only allows 1 watt per square foot for lighting.

0.	Telephone Service:

1)	Provide four each 4” conduits from public street to building MDF room on the first floor. Two each conduits shall be installed in an independent trench & path from the other two;

2)	Landlord to provide location and distances to redundant stations of service providers;

P.	Security:
1)	Provide base building card access system with card reader at each building entry door and at elevator cabs;

2)	Provide j-box for card readers and electric locking hardware at all stairwell doors that lead directly into Tenant's space. The cost for the j-boxes is included in the cost for 1.4 above.

3)	Provide all electric/magnetic locking hardware as required for card readers. The cost for the access system locking hardware is included in the cost for 1.4 above.

OMNIPLAN
ARCHITECTS

1 SECOND FLOOR

Billingsley Company

International Business Park

SECOND FLOOR PLAN

IN PROGRESS

Issue Date

A1.02

TENANT SPACE
TELECOM
ELECTRICAL
BLDG ENGINEER
MEN
STAIR 4
WOMEN
JANITOR
LOBBY ALCOVE
LOBBY
VESTIBULE
STAIR 1
STAIR 1 ALCOVE
RAIL ALCOVE
WOMEN'S LOCKERS
MEN'S LOCKERS
MAIN ELECTRICAL
STAIR 3
SPRINKLER RISER
FIRST FLOOR

OMNIPLAN
ARCHITECTS

Billingsley Company

International Business Park
XVI

FIRST FLOOR PLAN

IN PROGRESS
Issue Date
A1.01

2 LOBBY ELEVATION - NORTH

3 LOBBY ELEVATION WEST (EAST O.H./SIM)

1 LOBBY ELEVATION - SOUTH

OMNIPLAN
ARCHITECTS

Billingsley Company

International Business Park
XVI

LOBBY ELEVATIONS

IN PROGRESS
Issue Date
A2.02

EXHIBIT J

EXPANSION OPTION

Provided no Event of Default exists at the time of such election, Tenant may lease up to one (1) wing of space (between 25,000 – 32,000 rentable square feet subject to final Building plans) of the space in the Building designated on EXHIBIT J-1 (the “Expansion Space”), by delivering to Landlord, not later than the last day of the 60th Lease Month, written notice of Tenant’s election to include such space in the Premises. In the event Tenant exercises the right to expand in less than the entire Expansion Space, the size and configuration of such Expansion Space shall be subject to Landlord’s approval, which shall not be unreasonably withheld. If Tenant timely exercises its option, then (a) possession of the Expansion Space shall be delivered to Tenant in a broom clean condition with (if Tenant is the first occupant of such space) Landlord’s Work substantially complete as to the Expansion Space, and otherwise in an “AS-IS” condition as soon as practicable following such notice but in any event on or before the first day of the 72nd Lease Month, and (b) Tenant and Landlord shall execute an amendment to this Lease including the Expansion Space in the Premises on the same terms as this Lease, except as follows:

1.	the Total Premises Rentable Square Feet of the Premises shall be increased by the rentable square feet in the Expansion Space;

2.

the Basic Rental for the Expansion Space shall be the same as applicable to the existing Premises (with any increase in the Construction Allowance over $40.00 per rentable square foot as utilized for the Expansion Space to be amortized as additional Basic Rental for the Expansion Space over the initial Term of the Expansion Space at 8% per annum, in the same manner as a loan having equal monthly payments with full repayment over the initial Term of the Expansion Space);

3.

the lease term for the Expansion Space shall commence upon the earlier to occur of (i) the date Tenant occupies the Expansion Space for any purpose other than actively pursuing improvements therein or commences business operations from any portion of the Expansion Space, or (ii) the first day of the 76th Lease Month and shall expire upon the expiration of the Term, subject to the renewal options set forth in EXHIBIT E;

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4.	Tenant shall be provided with a construction allowance calculated by multiplying (a) $40.00 (to be increased by any Additional Construction Allowance utilized by Tenant pursuant to EXHIBIT D) by, (b) a fraction, the numerator of which is sixty (60), the denominator being the total number of Lease Months in the initial Term, and then multiplying such product by (c) the number of rentable square feet in the Expansion Space;

5.	Such amendment shall include a work letter exhibit substantially similar to EXHIBIT D attached hereto (excluding, however any ability of Tenant to increase the Allowance above that identified in the preceding sentence); and

6.	Landlord shall not provide to Tenant any other tenant inducements.

If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s right hereunder is a one-time right only), and Landlord may lease all or a portion of the Expansion Space to third parties on such terms as Landlord may elect. Tenant’s rights under this Exhibit shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated, (ii) the size of the Premises has been reduced to less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution).

If Landlord enters into a lease covering any portion of the Expansion Space following the rejection by Tenant of the right of first refusal evidenced by EXHIBIT K with respect to such space, Landlord must reserve appropriate relocation rights in any lease covering such space so as to assure the availability of such space to Tenant upon the exercise of the expansion option with respect to such space pursuant to this EXHIBIT J.

The rights of Tenant under this EXHIBIT J may be assigned to any permitted or approved assignee or permitted or approved subtenant, provided that as to any subtenant, such subtenant must occupy at least 70% of the Premises (except for temporary periods due to casualty or remodeling) and must meet Landlord’s reasonable criteria concerning creditworthiness, use and character. If Tenant assigns or sublets this Lease as to a portion (but less than all) of the Premises, only one party may exercise rights under this Exhibit (i.e., this Exhibit shall never be split among multiple parties).

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EXHIBIT K

RIGHT OF FIRST REFUSAL

1.

Provided no Event of Default then exists, if Landlord receives a bona fide offer from a third party (the “Third Party Offer”) to lease any other space in the Building (the “Refusal Space”) and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall offer to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such offer shall be in writing, specify the rent to be paid for the Refusal Space, contain the basic terms and conditions of the Third Party Offer and the date on which the Refusal Space shall be included in the Premises (the “Refusal Notice”). The Refusal Notice shall be substantially similar to the Refusal Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire portion of the Refusal Space subject to the Third Party Offer on the same terms and conditions as the Third Party Offer in the Refusal Notice, within five days after Landlord delivers to Tenant the Refusal Notice.

2.

If Tenant timely elects to lease the Refusal Space within such five-day period, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Refusal Space is to be included in the Premises, which amendment shall be on the same terms as this Lease except as follows:

a.

if Tenant is obligated to commence paying rent with respect to the Refusal Space within 12 months from the Commencement Date of this Lease (which shall be no later than the proposed rent start date contained in the Third Party Offer), then (1) the Basic Rental shall be the same Basic Rental rate then in effect under the Lease (net of any increase which has based on any Additional Construction Allowance utilized by Tenant pursuant to EXHIBIT D) and will thereafter increase when and in the same amount per rentable square foot as Basic Rental increases under the Lease, (2) Tenant shall lease the Refusal Space in an “AS-IS” condition, Landlord shall not be required to perform any work therein, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) other than the construction allowance described in the following sentence, and (4) other terms set forth in the Lease which are inconsistent with the terms of the Refusal Notice shall be modified accordingly. Landlord shall provide to Tenant a construction allowance equal to the product of (A) $40.00 per rentable square feet in the Refusal Space, and (B) a fraction whose numerator is the number of months remaining in the initial Term after Tenant begins paying Basic Rental for the Refusal Space and whose denominator is the number of months in the initial Term.

b.

if Tenant is obligated to commence paying rent with respect to the Refusal Space on or before the first day of the 61st Lease Month, then the term for the Refusal Space shall be the remaining Term under this Lease; otherwise, the term for the Refusal Space shall be as contained in the Refusal Notice.

c.

if Tenant is obligated to commence paying rent with respect to the Refusal Space following 12 months from the Commencement Date of this Lease (which shall be no later than the proposed rent start date contained in the Third Party Offer), then (1) the Basic Rental, expense stop (if any) and other material terms with respect to the Refusal Space shall be as contained in the Refusal Notice, and (2) Tenant shall accept the Offer Space in an “AS-IS” condition and Landlord shall not be obligated to provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) except as expressly contained in the Refusal Notice.

3.

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease all or a substantial portion of the Refusal Space (“substantial portion” meaning greater than 90%) to third parties on terms not materially less favorable to Landlord than the terms set forth in the Refusal Notice. If Landlord does not enter into a lease for the Refusal Space within 180 days following Tenant’s rejection or deemed rejection of the Refusal Notice on substantially the same or better (for Landlord) economic terms as those set forth in the Refusal Notice (with a change in terms resulting in greater than a five percent (5%) reduction in the rentals payable being deemed a substantial change), or after entering into a lease for the Refusal Space, such lease expires or is terminated, Tenant’s right of first refusal shall once again apply to such Refusal Space. Tenant may not exercise its rights under this Exhibit if an Event of Default exists. For purposes hereof, if an Refusal Notice is delivered for less than all of the Refusal Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Refusal Space, then so long as such preferential rights remain in effect, such remaining portion of the Refusal Space shall thereafter be excluded from the provisions of this Exhibit.

4.

Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) the size of the Premises has been reduced to less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution), or (c) less than two full calendar years remain in the initial Term of this Lease.

5.

The rights of Tenant under this EXHIBIT K may be assigned to any permitted or approved assignee or permitted or approved subtenant, provided that as to any subtenant such subtenant must occupy at least 70% of the Premises (except for temporary periods due to casualty or remodeling) and must meet Landlord’s reasonable criteria concerning creditworthiness, use and character. If Tenant assigns or sublets this Lease as to a portion (but less than all) of the Premises, only one party may exercise rights under this Exhibit (i.e., this Exhibit shall never be split among multiple parties).

FORM OF REFUSAL NOTICE

[Insert Date of Notice]

BY TELECOPY AND FEDERAL EXPRESS
[TENANT’S ADDRESS]

Re:

Lease Agreement (the “Lease”) dated _____________, 20___, between [_____________________], a Texas [__________________________] (“Landlord”), and _____________________, a ___________________ (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Pursuant to the Right of First Refusal attached to the Lease, this is a Refusal Notice on Suite ______. The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASIC RENTAL	$ per month

TERM:

IMPROVEMENTS:

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Refusal, you must exercise your rights, if at all, as to the Designated Refusal Space on the depiction attached to this Refusal Notice within ______ days after Landlord delivers such Refusal Notice. Accordingly, you have until 5:00 p.m. local time on _______________, 20__, to exercise your rights under the Right of First Refusal and accept the terms as contained herein, failing which your rights under the Right of First Refusal shall terminate and Landlord shall be free to lease the Designated Refusal Space to any third party. If possible, any earlier response would be appreciated. Please note that your acceptance of this Refusal Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Refusal Notice including the inclusion of the Designated Refusal Space in the Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Refusal Space in the Premises in accordance with this Refusal Notice.

THE FAILURE TO ACCEPT THIS REFUSAL NOTICE BY (1) DESIGNATING THE “ACCEPTED” BOX, AND (2) EXECUTING AND RETURNING THIS REFUSAL NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST REFUSAL AS TO THE OFFER SET FORTH IN THIS REFUSAL NOTICE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS REFUSAL NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

[please check appropriate box]

ACCEPTED	☐
REJECTED	☐

[TENANT’S SIGNATURE BLOCK]

By:
Name:
Title:
Date:

Enclosure [attach depiction of Designated Refusal Space]

EXHIBIT L

RIGHT OF FIRST OFFER

Provided no Event of Default then exists, Landlord shall, prior to offering any of the space in the Building (the “Offer Space”) to any party, first offer to lease to Tenant the Offer Space; such offer shall (a) be in writing, (b) specify the part of the Offer Space being offered to Tenant hereunder (the “Designated Offer Space”), and (c) specify the lease terms for the Designated Offer Space, including the rent to be paid for the Designated Offer Space and the date on which the Designated Offer Space shall be included in the Premises (the “ROFO Notice”). Notwithstanding the foregoing, if the ROFO Notice is delivered on or before the last day of the 12th Lease Month, then (i) the economic terms for the Designated Offer Space shall be the same as applicable to the existing Premises (net of any increase to the Base Rental based on any Additional Construction Allowance utilized by Tenant pursuant to EXHIBIT D), and (ii) Landlord shall provide to Tenant a construction allowance equal to the product of (A) $40.00 per rentable square feet in the Designated Offer Space, and (B) a fraction whose numerator is the number of months remaining in the initial Term after Tenant begins paying Basic Rental for the Designated Offer Space and whose denominator is the number of months in the initial Term.

Landlord and Tenant shall negotiate in good faith for a period of fifteen days from delivery of the Offer Notice in an attempt to agree on all terms and provisions of the lease for such Designated Offer Space, provided that in any event the term for such space shall be co-terminous with the Lease. If Landlord and Tenant have not reached agreement on the terms of a lease for such Designated Offer Space within the fifteen-day period referenced above, then Landlord shall have the right to market the Designated Offer Space subject to Tenant’s on-going right of first refusal set forth in EXHIBIT K.

Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) the size of the Premises has been reduced to less than 70% of the initial Total Premises Rentable Square Feet (at the time of Lease execution), or (c) less than two full calendar years remain in the initial Term of this Lease. The right of first offer evidenced by this Exhibit is an on-going right. Accordingly, if Tenant fails to timely exercise its option as to any portion of the Offer Space, and Landlord enters into a lease with a third party for such portion of the Offer Space, if such portion of the Offer Space once again becomes available to lease, such space shall be subject to the right of first offer evidenced by this Exhibit (unless Tenant’s rights under this Exhibit terminate pursuant to the first sentence of this paragraph).

The rights of Tenant under this EXHIBIT K may be assigned to any permitted or approved assignee or permitted or approved subtenant, provided that as to any subtenant such subtenant must occupy at least 70% of the Premises (except for temporary periods due to casualty or remodeling) and must meet Landlord’s reasonable criteria concerning creditworthiness, use and character. If Tenant assigns or sublets this Lease as to a portion (but less than all) of the Premises, only one party may exercise rights under this Exhibit (i.e., this Exhibit shall never be split among multiple parties).

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EXHIBIT N

GENERATOR AREA

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 EXHIBIT O

FORM OF RECOGNITION AGREEMENT

THIS AGREEMENT, made as                                      , 201      , between [                    ] LAND, LP, a Texas limited partnership having an address of ____________________________________, with a copy to _________________________________ ("Fee Owner"), lessor under that certain lease (the "Prime Lease") more fully described on Exhibit A hereto affecting premises located in and more fully described on Exhibit B hereto (the "Premises"), and __________________, a _________________ having an address of ___________________________, with a copy to __________________________ ("Tenant"), tenant under a lease with _____________, LLC, a Texas limited liability company, as landlord, dated ___________, 201___ affecting a portion of the Premises (the "Sublease").

Fee Owner and Tenant hereby agree as follows:

1.     Fee Owner hereby represents that it is the fee owner of the Premises.

2.     The Prime Lease is unmodified except as set forth in Exhibit A, and the Prime Lease as modified is in full force and effect.

3.     That the tenant under the Prime Lease is not in default in the performance of the obligations and covenants thereunder.

4.     That no rent or other sums payable under the Prime Lease have been paid more than 30 days in advance.

5.     Provided the Sublease is then in full force and effect, and Tenant is not in default under the Sublease beyond any grace period thereunder, all rights of Tenant under the Sublease and Tenant's possession of the Premises under the Sublease shall not be affected or disturbed by Fee Owner.

6.     In the event of the termination of the Prime Lease, Tenant shall attorn to Fee Owner or to any successor to Fee Owner's interest in the Premises, and said termination shall be subject to all rights of Tenant under the Sublease, which Sublease shall continue for the remaining term of the Sublease in accordance with its terms, without the necessity of executing a new lease, as a direct Sublease between Tenant and Fee Owner or such successor.

7.     Fee Owner or such successor shall not be bound by any payment of rent or additional rent made by Tenant to Landlord under the Sublease for more than 30 days in advance.

8.     The Sublease shall be subject and subordinate to the Prime Lease and to all the terms, conditions, and provisions of the Prime Lease and to any renewals, extensions, modifications, or replacements thereof or supplements thereto.

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                  9.     Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid: (a) if to Fee Owner, at the address of Fee Owner as hereinabove set forth or at such other address as Fee Owner may designate by written notice, or (b) if to Tenant, at the address of Tenant as hereinabove set forth or at such other address as Tenant may designate by written notice.

10.     This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FEE OWNER:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

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